Exhibit 99.1

FOURTH QUARTER 2012

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS

Other Information

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Use of Non-GAAP Measures

Certain ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this financial supplement are tangible common equity to tangible assets, tangible book value per common share, tier 1 common to risk weighted assets, adjusted tangible common equity to risk weighted assets, and net interest margin adjusted for fully taxable equivalent (“FTE”). These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of non-GAAP capital ratios provides a meaningful base for comparability to other financial institutions as demonstrated by their use by the various banking regulators in reviewing the capital adequacy of financial institutions. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine regulatory capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 28 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking

•	Traditional lending and deposit taking, investments, financial planning, trust services, asset management, and cash management

•

Commercial includes all corporate, commercial, and specialty lines of business which include mortgage warehouse, commercial real estate (“CRE”), asset based lending (“ABL”), correspondent banking, and healthcare

•	Consumer includes all retail and private client (“PC”)/wealth management lines of business

Capital Markets

•	Fixed income sales, trading, and strategies for institutional clients in the U.S. and abroad

•	Other capital markets products such as portfolio advisory, derivatives, and loan trading

Corporate

•

Executive management, enterprise-wide risk management, corporate, finance, corporate communications, tax credit investment activities, legal functions and funding for the corporation including any impact from balance sheet positioning

•	Various charges related to restructuring, repositioning, and efficiency initiatives

Non-Strategic

•	Wind-down businesses that include:

•	National consumer lending loan portfolios

•	Trust preferred loan portfolio

•	Legacy mortgage servicing

•

Exited businesses such as First Horizon Msaver, Inc. (“Msaver”), First Horizon Insurance, Inc. (“FHI”), and Highland Capital Management Corporation (“Highland Capital”) and associated restructuring, repositioning, and efficiency charges

FHN PERFORMANCE HIGHLIGHTS

Summary of Fourth Quarter 2012 Significant Items

Segment	Item	Income Statement	Amount	Comments

Corporate & Non Strategic	Restructuring, Repositioning, and Efficiency Initiatives	Primarily Employee compensation, incentives, and benefits	$(18.7) million	Primarily pre-tax severance related costs associated with efficiency initiatives within corporate and bank service functions

Non-Strategic	Investment Securities Loss	Security Gains/Losses	$(4.7) million	Pre-tax valuation adjustment related to an equity investment

Non-Strategic	Litigation Expense	Noninterest Expense: Other	$(4.3) million	Pre-tax loss accrual related to pending legal matters

Various	Tax Benefits	Tax Provision	$17.0 million	Tax benefits related to discrete period tax items

(Consolidated Results for Fiscal Year 2012 vs. 2011)

•	Net loss available to common shareholders was $27.8 million, or $.11 loss per diluted share in 2012, compared to net income of $131.2 million, or $.50 per diluted share in 2011

•	Net interest income (“NII”) decreased 2 percent in 2012 to $688.7 million from $700.8 million; net interest margin (“NIM”) decreased to 3.13 percent from 3.22 percent

•

The decrease in NII is primarily attributable to run-off of the non-strategic loan portfolio and a lower yielding securities portfolio, which more than outpaced loan growth within the bank and declining rates on interest bearing deposits

•

The decrease in NIM is driven by declining yields on the investment portfolio, lower yielding commercial and bank installment loans, and run-off of the non-strategic loan portfolio, partially offset by lower rates on interest bearing deposits and loan growth within the bank

•

Noninterest income (including securities gains) was $671.3 million in 2012 compared to $786.0 million in 2011 primarily due to a decline in mortgage banking income, a decline in net securities gains, and lower fixed income sales revenue within capital markets

•

Provision expense was $78.0 million 2012 compared to $44.0 million in the prior year; 2012 included approximately $30 million of provision associated with the implementation of regulatory guidance related to discharged bankruptcies

•	Overall improvement of the loan portfolio continued into 2012, but at a slower pace than 2011

•	Noninterest expense was $1.4 billion in 2012 compared to $1.3 billion in 2011

•

Increase primarily driven by an increase to the repurchase and foreclosure provision, higher pension-related cost, and higher severance costs related to restructuring, repositioning, and efficiency initiatives in 2012 relative to 2011

•	These increases were partially offset by a decline in legal and professional fees and litigation and regulatory matters largely driven by litigation matters in the prior year

•	Substantially all other categories had lower expenses in 2012 compared to the prior year due to FHN’s continued focus on cost reduction throughout the organization

•	Period-end loans were $16.7 billion in 2012 compared to $16.4 billion in 2011

•	Average core deposits increased 4 percent to $15.6 billion in 2012 from $15.0 billion in 2011, period-end increased 3 percent to $16.1 billion

(Fourth Quarter 2012 vs. Third Quarter 2012)

Consolidated

•	Net income available to common shareholders was $40.7 million, or $.17 per diluted share, compared to $25.8 million, or $.10 per diluted share in prior quarter

•	NII decreased in fourth quarter to $170.6 million; NIM decreased to 3.09 percent from 3.15 percent

•

The decrease in NII is primarily attributable to a lower yielding securities portfolio, run-off of the non-strategic loan portfolio and declining yields on non-strategic mortgage and commercial fixed and floating loans, which more than outpaced loan growth within the bank, declining rates on interest bearing deposits, and an increase in loan fees relative to the prior quarter

•

The decrease in NIM is driven by declining yields on the investment portfolio, lower yielding commercial and mortgage loans, and an increase in average excess cash held at the Fed, partially offset by an increase in loan fees

•	Noninterest income (including securities gains) was $146.4 million in fourth quarter, down from $163.5 million in third quarter

•	Decrease primarily driven by lower fixed income sales revenue within capital markets in fourth quarter and a $4.7 million negative valuation adjustment on an equity investment

•	Provision expense was $15.0 million in fourth quarter compared to $40.0 million in third quarter

•	Third quarter included approximately $30 million of incremental loan loss provisioning associated with implementation of regulatory guidance related to discharged bankruptcies

•	Noninterest expense was $271.4 million in fourth quarter compared to $263.2 million in third quarter

•	Increase primarily driven by severance costs associated with a voluntary separation program (“VSP”) launched in October

•	Period-end loans were $16.7 billion for the fourth quarter compared to $16.5 billion in third quarter

•

Increase in the loan portfolio is primarily driven by an increase in loans to mortgage companies and consumer real estate installment loans within the bank, partially offset by continued run-off within the non-strategic portfolios

•	Average core deposits increased 3 percent to $15.8 billion in fourth quarter from $15.3 billion in third quarter, period-end increased 3 percent to $16.1 billion

FHN PERFORMANCE HIGHLIGHTS (continued)

(Fourth Quarter 2012 vs. Third Quarter 2012)

Regional Banking

•	Net interest income increased $2.8 million to $153.1 million in fourth quarter; NIM increased to 4.95 percent from 4.92 percent

•

Increase in NII primarily attributable to higher loan balances (loans to mortgage companies and real estate installment loans), higher loan fees relative to the prior quarter, and declining rates on interest bearing deposits

•	Higher loan fees and declining rates on interest bearing deposits, partially offset by declining yields on installment loans, contributed to the increase in NIM in fourth quarter

•	Provision credit was $1.2 million in fourth quarter compared to provision expense of $2.9 million in prior quarter

•	Decrease in reserves largely driven by continued stabilization in the commercial portfolios

•	Period-end loans increased $356.7 million to $12.8 billion primarily due to increases in loans to mortgage companies and consumer real estate installment loans

•	Noninterest income was flat at $64.0 million in fourth quarter

•	Noninterest expense increased to $143.5 million in fourth quarter from $141.2 million in third quarter largely driven by seasonally higher advertising costs from sponsorships

Capital Markets

•	Fixed income sales revenue declined to $66.0 million in fourth quarter from $74.5 million in third quarter

•	Fixed income average daily revenue (“ADR”) was $1.1 million in fourth quarter compared to $1.2 million in third quarter

•	Noninterest expenses decreased to $57.5 million in fourth quarter from $64.6 million in prior quarter

•	Variable compensation costs decreased primarily due to the decrease in fixed income ADR

Corporate

•	NII was negative $8.2 million in fourth quarter compared to negative $5.3 million in third quarter

•	Decrease largely driven by declining rates and balances within the securities portfolio

•	Estimated duration of the securities portfolio is 3.4 years

•	Noninterest income was $6.0 million in fourth quarter compared to $7.9 million in prior quarter

•	Decrease resulting from lower deferred compensation driven by market conditions; changes in income are mirrored by changes in deferred compensation expense

•	Third quarter includes $.9 million of interest related to a tax refund

•	Noninterest expense increased to $36.6 million in fourth quarter from $22.0 million in prior quarter

•	Fourth quarter expense includes $18.3 million of Restructuring, Repositioning and Efficiency Initiatives, primarily severance related costs associated with the VSP

•	Third quarter includes a $1.5 million impairment charge related to tax credit investments and a $1.8 million gain related to clean-up calls for first lien securitizations

Non-Strategic

•	NII decreased to $21.4 million in fourth quarter from $23.6 million in third quarter due to continued run-off of the loan portfolio

•	Provision expense decreased to $16.2 million in fourth quarter from $37.1 million in prior quarter

•	Prior quarter includes the impact of implementing regulatory guidance related to loans discharged through bankruptcy

•	Noninterest income (including securities gains) decreased to $4.0 million in fourth quarter from $10.8 million in prior quarter

•	Mortgage banking income decreased $1.5 million to $7.3 million in fourth quarter

•	Fourth quarter includes $4.7 million negative valuation adjustment related to an equity investment

•	Noninterest expense was $33.6 million in fourth quarter, compared to $35.4 million in the prior quarter

•	No provision for repurchase and foreclosure losses was recognized in fourth or third quarter

•	Repurchase reserve levels declined $59.5 million in fourth quarter to $232.4 million

•	The decline in repurchase reserves reflects charge-offs on resolutions in fourth quarter

•	Active pipeline decreased to $333.8 million from $446.3 million in prior quarter

•	Repurchase/make whole requests were $267.3 million as of the end of the fourth quarter down from $392.9 million in prior quarter and primarily relate to requests from Fannie/Freddie

•	Cumulative average rescission rates ranging between 45 percent and 55 percent with cumulative average loss severities ranging between 50 percent and 60 percent

•	Fourth quarter includes a $4.3 million loss accrual related to pending legal matters; Third quarter includes a $6.6 million loss accrual related to a legal settlement

FHN PERFORMANCE HIGHLIGHTS (continued)

(Fourth Quarter 2012 vs. Third Quarter 2012)

Asset Quality

•	Allowance as a percentage of loans ratio decreased to 166 basis points from 171 basis points in prior quarter

•	The allowance decreased by $4.8 million to $277.0 million and period end loan balances increased $184.8 million in fourth quarter to $16.7 billion

•	Provision expense decreased to $15.0 million during fourth quarter from $40.0 million in prior quarter

•	Approximately $30 million of the provision in the prior quarter was associated with the implementation of the regulatory guidance related to discharged bankruptcies

•	Annualized net charge-offs decreased to 48 basis points of average loans from 192 basis points in prior quarter

•	Net charge-offs were $19.8 million in fourth quarter compared to $79.3 million in prior quarter

•

Prior quarter net charge-offs include $40.0 million impact of charging down all discharged bankruptcies to estimated collateral value less costs to sell associated with implementation of regulatory guidance

•	Fourth quarter charge-offs reflect lower loss estimate for discharged bankruptcies based on loan-level data obtained from new appraisals in fourth quarter

•	Nonperforming assets (“NPAs”) decreased 7 percent from prior quarter; NPA ratio declined to 184 basis points from 215 basis points

•	Commercial NPLs decreased 22 percent to $168.2 million in fourth quarter

•	A portion of the decline is driven by 3 TRUPS amounting to $21 million (including LOCOM) that were returned to accrual status in fourth quarter

•	Troubled debt restructurings (“TDRs”) were $550.6 million at the end of fourth quarter compared with $543.3 million prior quarter

•	Commercial Portfolio:

•	Reserves decreased $17.7 million from prior quarter primarily driven by the C&I portfolio

•	Reserve levels reflect continued stabilization of the portfolio

•	Consumer Portfolio

•	Reserves increased $12.9 million in fourth quarter from $147.9 million in third quarter driven by the consumer real estate portfolio within the non-strategic segment

•

The increase in the reserves is partially attributable to an increase in 30+ Delinquencies to 233 basis points from 226 basis points in the prior quarter in the non-strategic segment combined with continued enhancement in ALLL methodology in order to estimate loss content on current second liens behind non FHN-serviced first liens with performance issues

•	Reserves for the permanent mortgage portfolio decreased $0.8 million; allowance to loans increased to 3.21 percent from 3.15 percent

•	The decrease in reserves was driven by lower delinquencies as 30+ Delinquencies declined to 228 basis points from 282 basis points in the prior quarter

•	The increase in allowance to loans ratio was affected by a $38.9 million decrease in period-end balances in fourth quarter

Taxes

•	Fourth quarter includes $24.6 million of positive effect from permanent tax benefits

•	$17.0 million related to discrete period tax items

•	$9.2 million in permanent tax benefits related to decreases in unrecognized tax benefits

•	$6.7 million in permanent tax benefits related to subsidiary liquidations

•	$1.1 million in permanent tax benefits related to other items

•	$7.6 million in permanent tax benefits related to tax credit investments, life insurance, and tax exempt interest

Capital and Liquidity

•	Paid $0.01 per share dividend January 1, 2013

•	Repurchased shares costing $34.6 million in fourth quarter under the $200 million stock repurchase program

•	Repurchased shares costing $175.1 million since the program’s inception

•	Volume weighted average price for all share repurchases under the stock repurchase program of $8.56 per share (before $.03 per share broker commission)

•	Capital ratios (regulatory capital ratios estimated based on period-end balances)

•	8.11 percent for tangible common equity to tangible assets

•	13.05 percent for Tier 1

•	15.88 percent for Total Capital

•	10.61 percent for Tier 1 Common

FHN CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES

Quarterly, Unaudited

(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11

By Income Statement Impact
Noninterest income
Mortgage banking (a)	$(348)	$—	$(2,287)	$—	$—
Gain on divestiture	—	—	—	200	—
Noninterest expense
Employee compensation, incentives, and benefits (b)	18,128	2,730	2,191	(152)	3,760
Occupancy	180	41	(219)	44	39
Legal and professional fees	—	—	—	15	(27)
All other expense	17	—	12	5	220

Total gain/(loss) before income taxes	(18,673)	(2,771)	(4,271)	288	(3,992)
Income/(loss) from discontinued operations (c)	—	180	485	(96)	(84)

Net impact resulting from restructuring, repositioning, and efficiency initiatives	$(18,673)	$(2,591)	$(3,786)	$192	$(4,076)

(a)	Reflects adjustment due to contingencies associated with prior mortgage servicing sales.
(b)	4Q12 includes severance related costs associated with the VSP.
(c)	Includes amounts related to Msaver, First Horizon Insurance, and Highland Capital.

FHN CONSOLIDATED SUMMARY RESULTS

Quarterly, Unaudited

(Dollars in thousands,						4Q12 Changes vs.		Twelve months ended		2012 vs.
except per share data)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11	2012	2011	2011
Income Statement Highlights
Net interest income	$170,598	$173,465	$172,675	$171,929	$178,877	(2)%	(5)%	$688,667	$700,832	(2)%
Noninterest income	151,143	163,538	153,842	202,113	180,993	(8)%	(16)%	670,636	749,847	(11)%
Securities gains/(losses), net	(4,700)	—	5,065	328	203	NM	NM	693	36,164	(98)%

Total revenue	317,041	337,003	331,582	374,370	360,073	(6)%	(12)%	1,359,996	1,486,843	(9)%

Noninterest expense	271,361	263,169	527,177	321,994	312,036	3%	(13)%	1,383,701	1,292,995	7%
Provision for loan losses	15,000	40,000	15,000	8,000	10,000	(63)%	50%	78,000	44,000	77%

Income/(loss) before income taxes	30,680	33,834	(210,595)	44,376	38,037	(9)%	(19)%	(101,705)	149,848	NM
Provision/(benefit) for income taxes	(12,914)	5,260	(88,178)	10,570	(526)	NM	NM	(85,262)	15,836	NM

Income/(loss) from continuing operations	43,594	28,574	(122,417)	33,806	38,563	53%	13%	(16,443)	134,012	NM
Income/(loss) from discontinued operations, net of tax	(12)	108	487	(435)	(752)	NM	98%	148	8,618	(98)%

Net income/(loss)	43,582	28,682	(121,930)	33,371	37,811	52%	15%	(16,295)	142,630	NM

Net income attributable to noncontrolling interest	2,901	2,875	2,844	2,844	2,871	1%	1%	11,464	11,434	*

Net income/(loss) available to common shareholders	$40,681	$25,807	$(124,774)	$30,527	$34,940	58%	16%	$(27,759)	$131,196	NM

Common Stock Data
Diluted EPS from continuing operations	$0.17	$0.10	$(0.50)	$0.12	$0.13	70%	31%	$(0.11)	$0.47	NM
Diluted EPS	$0.17	$0.10	$(0.50)	$0.12	$0.13	70%	31%	$(0.11)	$0.50	NM
Diluted shares (thousands)	246,132	248,306	249,104	255,369	260,372	(1)%	(5)%	248,349	262,861	(6)%
Period-end shares outstanding (thousands)	243,598	247,134	248,810	252,667	257,468	(1)%	(5)%	243,598	257,468	(5)%
Cash dividends declared per share	$0.01	$0.01	$0.01	$0.01	$0.01	*	*	$0.04	$0.04	*

Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted - $.1 billion) (a)	$16,708,582	$16,523,783	$16,185,763	$15,971,330	$16,397,127	1%	2%
Total deposits	16,629,709	16,228,111	16,117,443	16,935,170	16,213,009	2%	3%
Total assets (Restricted - $.1 billion) (a)	25,520,140	25,739,830	25,492,955	25,678,969	24,789,384	(1)%	3%
Total liabilities (Restricted - $.1 billion) (a)	23,010,934	23,207,942	22,978,549	23,004,796	22,104,747	(1)%	4%
Total equity	2,509,206	2,531,888	2,514,406	2,674,173	2,684,637	(1)%	(7)%

Asset Quality Highlights
Allowance for loan losses (Restricted - $4.3 million) (a)	$276,963	$281,744	$321,051	$346,016	$384,351
Allowance / period-end loans	1.66%	1.71%	1.98%	2.17%	2.34%
Net charge-offs	$19,781	$79,307	$39,965	$46,335	$75,294
Net charge-offs (annualized) / average loans	0.48%	1.92%	1.01%	1.16%	1.84%
Non-performing assets (NPA)	$419,369	$450,391	$466,873	$511,320	$521,161
NPA % (b)	1.84%	2.15%	2.32%	2.56%	2.57%

Key Ratios & Other
Return on average assets (annualized) (c)	0.69%	0.45%	(1.96)%	0.53%	0.60%
Return on average common equity (annualized) (d)	7.20%	4.59%	(21.06)%	5.15%	5.69%
Net interest margin (e) (f)	3.09%	3.15%	3.16%	3.12%	3.23%
Fee income to total revenue (g)	46.98%	48.53%	47.12%	54.03%	50.29%
Efficiency ratio (h)	84.34%	78.09%	161.45%	86.08%	86.71%
Book value per common share	$9.09	$9.05	$8.92	$9.42	$9.28
Tangible book value per common share (f)	$8.44	$8.41	$8.28	$8.78	$8.66
Adjusted tangible common equity to risk weighted assets (f) (i)	9.90%	10.03%	9.97%	10.88%	10.80%
Market capitalization (millions)	$2,414.1	$2,379.9	$2,152.2	$2,622.7	$2,059.7
Full time equivalent employees	4,507	4,585	4,619	4,629	4,718

NM - Not meaningful

*	Amount is less than one percent.
(a)	Restricted balances parenthetically presented are as of December 31, 2012.
(b)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(c)	Calculated using net income.
(d)	Calculated using net income available to common shareholders.
(e)	Net interest margin is computed using total net interest income adjusted for FTE.
(f)	Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this financial supplement.
(g)	Ratio excludes securities gains/(losses).
(h)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(i)	Current quarter is an estimate.

FHN CONSOLIDATED INCOME STATEMENT

Quarterly, Unaudited

						4Q12 Changes vs.		Twelve months ended		2012 vs.
(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11	2012	2011	2011

Interest income	$196,199	$200,516	$200,735	$201,503	$209,715	(2)%	(6)%	$798,953	$832,437	(4)%
Less: interest expense	25,601	27,051	28,060	29,574	30,838	(5)%	(17)%	110,286	131,605	(16)%

Net interest income	170,598	173,465	172,675	171,929	178,877	(2)%	(5)%	688,667	700,832	(2)%
Provision for loan losses (a)	15,000	40,000	15,000	8,000	10,000	(63)%	50%	78,000	44,000	77%

Net interest income after provision for loan losses	155,598	133,465	157,675	163,929	168,877	17%	(8)%	610,667	656,832	(7)%

Noninterest income:
Capital markets	72,483	80,773	74,913	106,743	87,756	(10)%	(17)%	334,912	355,291	(6)%
Mortgage banking	8,287	10,373	9,889	23,341	18,008	(20)%	(54)%	51,890	90,586	(43)%
Deposit transactions and cash management	30,952	30,352	30,123	28,741	31,349	2%	(1)%	120,168	134,055	(10)%
Trust services and investment management	5,979	6,055	6,477	5,808	5,822	(1)%	3%	24,319	24,952	(3)%
Brokerage management fees and commissions	8,980	8,699	8,759	8,496	7,572	3%	19%	34,934	32,964	6%
Insurance commissions	804	946	830	568	1,399	(15)%	(43)%	3,148	3,591	(12)%
Securities gains/(losses), net (b)	(4,700)	—	5,065	328	203	NM	NM	693	36,164	(98)%
Gain on divestiture	—	—	—	200	—	NM	NM	200	—	NM
Other (c)	23,658	26,340	22,851	28,216	29,087	(10)%	(19)%	101,065	108,408	(7)%

Total noninterest income	146,443	163,538	158,907	202,441	181,196	(10)%	(19)%	671,329	786,011	(15)%

Adjusted gross income after provision for loan losses	302,041	297,003	316,582	366,370	350,073	2%	(14)%	1,281,996	1,442,843	(11)%

Noninterest expense:
Employee compensation, incentives, and benefits	161,813	153,970	149,616	175,458	149,013	5%	9%	640,857	610,225	5%
Repurchase and foreclosure provision (d)	—	—	250,000	49,256	45,033	NM	NM	299,256	159,590	88%
Operations services	8,123	8,702	9,477	9,127	10,601	(7)%	(23)%	35,429	50,347	(30)%
Occupancy	12,363	13,059	11,486	12,119	12,168	(5)%	2%	49,027	53,613	(9)%
Legal and professional fees	11,971	12,295	8,417	6,067	12,708	(3)%	(6)%	38,750	69,643	(44)%
FDIC premium expense	7,299	7,532	6,801	6,336	5,504	(3)%	33%	27,968	28,302	(1)%
Computer software	10,333	10,260	9,960	9,465	9,507	1%	9%	40,018	34,656	15%
Contract employment and outsourcing	9,052	10,187	10,844	11,115	12,514	(11)%	(28)%	41,198	41,896	(2)%
Equipment rentals, depreciation, and maintenance	7,910	7,931	7,789	7,616	7,748	*	2%	31,246	32,914	(5)%
Foreclosed real estate	1,995	2,968	1,908	4,170	4,793	(33)%	(58)%	11,041	22,076	(50)%
Communications and courier	4,613	4,722	4,484	4,499	4,384	(2)%	5%	18,318	19,100	(4)%
Miscellaneous loan costs	924	577	1,298	1,327	1,354	60%	(32)%	4,126	4,664	(12)%
Amortization of intangible assets	979	979	979	973	1,000	*	(2)%	3,910	4,016	(3)%
Other (c)	33,986	29,987	54,118	24,466	35,709	13%	(5)%	142,557	161,953	(12)%

Total noninterest expense	271,361	263,169	527,177	321,994	312,036	3%	(13)%	1,383,701	1,292,995	7%

Income/(loss) before income taxes	30,680	33,834	(210,595)	44,376	38,037	(9)%	(19)%	(101,705)	149,848	NM
Provision/(benefit) for income taxes (e)	(12,914)	5,260	(88,178)	10,570	(526)	NM	NM	(85,262)	15,836	NM

Income/(loss) from continuing operations	43,594	28,574	(122,417)	33,806	38,563	53%	13%	(16,443)	134,012	NM
Income/(loss) from discontinued operations, net of tax	(12)	108	487	(435)	(752)	NM	98%	148	8,618	(98)%

Net income/(loss)	43,582	28,682	(121,930)	33,371	37,811	52%	15%	(16,295)	142,630	NM

Net income attributable to noncontrolling interest	2,901	2,875	2,844	2,844	2,871	1%	1%	11,464	11,434	*

Net income/(loss) available to common shareholders	$40,681	$25,807	$(124,774)	$30,527	$34,940	58%	16%	$(27,759)	$131,196	NM

NM - Not meaningful

*	Amount is less than one percent.
(a)	3Q12 includes approximately $30 million associated with the implementation of regulatory guidance related to discharged bankruptcies.
(b)	4Q12 includes a $4.7 million negative valuation adjustment related to an equity investment. 2Q12 includes a $5.1 million gain on sale of venture capital investment.
(c)	Refer to the Other Income and Other Expense table on page 10 for additional information.
(d)	2Q12 includes $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on information received from Fannie Mae.
(e)	4Q12 includes $17.0 million in tax benefits related to discrete period tax items.

FHN OTHER INCOME AND OTHER EXPENSE

Quarterly, Unaudited

						4Q12 Changes vs.		Twelve months ended		2012 vs.
(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11	2012	2011	2011

Other Income
Bank owned life insurance	$5,081	$4,293	$4,659	$4,772	$4,764	18%	7%	$18,805	$19,615	(4)%
Bankcard income (a)	5,766	5,298	5,705	5,615	7,259	9%	(21)%	22,384	22,388	*
ATM and interchange fees	2,724	2,579	2,669	2,556	2,655	6%	3%	10,528	13,690	(23)%
Other service charges	3,167	3,263	3,212	3,293	3,541	(3)%	(11)%	12,935	12,182	6%
Electronic banking fees	1,610	1,589	1,632	1,706	1,546	1%	4%	6,537	6,225	5%
Letter of credit fees	1,192	1,072	1,560	1,334	1,230	11%	(3)%	5,158	6,282	(18)%
Deferred compensation (b)	396	1,966	(1,020)	3,119	376	(80)%	5%	4,461	(517)	NM
Gain on repurchases of debt	—	—	—	—	—	*	*	—	5,761	NM
Other (c)	3,722	6,280	4,434	5,821	7,716	(41)%	(52)%	20,257	22,782	(11)%

Total	$23,658	$26,340	$22,851	$28,216	$29,087	(10)%	(19)%	$101,065	$108,408	(7)%

Other Expense
Litigation and regulatory matters	$4,300	$6,760	$22,100	$153	$694	(36)%	NM	$33,313	$41,279	(19)%
Advertising and public relations	5,915	4,121	3,153	4,250	4,965	44%	19%	17,439	16,884	3%
Tax credit investments (d)	4,198	5,635	4,214	4,608	5,974	(26)%	(30)%	18,655	20,356	(8)%
Other insurance and taxes (e)	3,078	1,327	3,130	3,199	3,395	NM	(9)%	10,734	13,721	(22)%
Travel and entertainment	2,058	2,009	2,435	1,864	2,342	2%	(12)%	8,366	8,324	1%
Customer relations	1,348	1,027	1,348	855	1,301	31%	4%	4,578	4,908	(7)%
Employee training and dues	1,171	1,032	1,230	1,092	1,172	13%	*	4,525	4,770	(5)%
Supplies	1,021	881	817	1,033	953	16%	7%	3,752	3,800	(1)%
Bank examination costs	816	816	800	799	1,127	*	(28)%	3,231	4,500	(28)%
Loan insurance expense	552	578	636	589	676	(4)%	(18)%	2,355	2,907	(19)%
Federal services fees	27	323	328	321	342	(92)%	(92)%	999	1,435	(30)%
Other (f) (g)	9,502	5,478	13,927	5,703	12,768	73%	(26)%	34,610	39,069	(11)%

Total	$33,986	$29,987	$54,118	$24,466	$35,709	13%	(5)%	$142,557	$161,953	(12)%

NM - Not meaningful

*	Amount is less than one percent.
(a)	4Q11 includes $2.0 million related to Visa volume incentives.
(b)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(c)	1Q12 includes $2.3 million associated with resolution of a legal matter. 4Q11 includes $4.0 million of interest related to a tax refund.
(d)	3Q12 includes a $1.5 million impairment of an investment.
(e)	3Q12 includes a $1.8 million positive adjustment to franchise taxes.
(f)	4Q11 includes an $8.3 million increase in derivative liabilities associated with prior sales of Visa shares related to the decline in the conversion ratio for Visa Class B shares.
(g)	3Q12 includes a $1.8 million gain related to clean-up calls for first lien securitizations. 2Q12 includes a $3.4 million increase in ancillary expenses associated with legacy mortgage wind-down activities and $2.8 million related to the write-off of unrecoverable servicing advances.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

						4Q12 Changes vs.
(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11

Assets
Investment securities	$3,061,808	$3,123,629	$3,264,866	$3,296,603	$3,066,272	(2)%	*
Loans held-for-sale	401,937	410,550	424,051	431,905	413,897	(2)%	(3)%
Loans, net of unearned income (Restricted - $.1 billion) (a)	16,708,582	16,523,783	16,185,763	15,971,330	16,397,127	1%	2%
Federal funds sold and securities purchased under agreements to resell	636,383	529,688	525,504	614,705	443,588	20%	43%
Interest-bearing cash (b)	353,373	440,916	484,430	761,098	452,856	(20)%	(22)%
Trading securities	1,262,720	1,204,366	1,361,717	1,238,041	988,217	5%	28%

Total earning assets	22,424,803	22,232,932	22,246,331	22,313,682	21,761,957	1%	3%

Cash and due from banks (a)	469,879	355,978	330,931	349,604	384,667	32%	22%
Capital markets receivables	303,893	791,190	377,496	522,001	164,987	(62)%	84%
Mortgage servicing rights, net	114,311	120,537	129,291	142,956	144,069	(5)%	(21)%
Goodwill	134,242	134,242	134,242	134,242	133,659	*	*
Other intangible assets, net	22,700	23,679	24,659	25,638	26,243	(4)%	(14)%
Premises and equipment, net	303,273	305,346	311,753	314,903	321,253	(1)%	(6)%
Real estate acquired by foreclosure (c)	60,690	70,779	69,603	78,947	85,244	(14)%	(29)%
Allowance for loan losses (Restricted - $4.3 million) (a)	(276,963)	(281,744)	(321,051)	(346,016)	(384,351)	(2)%	(28)%
Other assets (Restricted - $1.9 million) (a)	1,963,312	1,986,891	2,189,700	2,143,012	2,151,656	(1)%	(9)%

Total assets (Restricted - $.1 billion) (a)	$25,520,140	$25,739,830	$25,492,955	$25,678,969	$24,789,384	(1)%	3%

Liabilities and Equity
Deposits
Savings	$6,705,496	$6,608,534	$5,979,874	$6,615,289	$6,624,405	1%	1%
Other interest-bearing deposits	3,798,313	3,468,367	3,565,873	3,500,445	3,193,697	10%	19%
Time deposits	1,019,938	1,063,380	1,109,163	1,142,249	1,173,375	(4)%	(13)%

Total interest-bearing core deposits	11,523,747	11,140,281	10,654,910	11,257,983	10,991,477	3%	5%
Noninterest-bearing deposits	4,602,472	4,569,113	4,833,994	4,969,597	4,613,014	1%	*

Total core deposits (d)	16,126,219	15,709,394	15,488,904	16,227,580	15,604,491	3%	3%

Certificates of deposit $100,000 and more	503,490	518,717	628,539	707,590	608,518	(3)%	(17)%

Total deposits	16,629,709	16,228,111	16,117,443	16,935,170	16,213,009	2%	3%

Federal funds purchased and securities sold under agreements to repurchase	1,906,461	1,794,176	1,780,990	1,801,234	1,887,052	6%	1%
Trading liabilities	564,429	516,970	470,631	567,571	347,285	9%	63%
Other short-term borrowings (e)	441,201	856,958	1,094,179	181,570	172,550	(49)%	NM
Term borrowings (Restricted - $.1 billion) (a)	2,226,482	2,263,238	2,294,224	2,340,706	2,481,660	(2)%	(10)%
Capital markets payables	296,450	574,201	203,548	361,018	164,708	(48)%	80%
Other liabilities	946,202	974,288	1,017,534	817,527	838,483	(3)%	13%

Total liabilities (Restricted - $.1 billion) (a)	23,010,934	23,207,942	22,978,549	23,004,796	22,104,747	(1)%	4%

Equity
Common stock (f)	152,249	154,459	155,506	157,917	160,918	(1)%	(5)%
Capital surplus (f)	1,488,463	1,517,488	1,528,161	1,560,343	1,601,346	(2)%	(7)%
Undivided profits	719,672	681,460	658,157	785,361	757,364	6%	(5)%
Accumulated other comprehensive loss, net (g)	(146,343)	(116,684)	(122,583)	(124,613)	(130,156)	25%	12%
Noncontrolling interest (h)	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	2,509,206	2,531,888	2,514,406	2,674,173	2,684,637	(1)%	(7)%

Total liabilities and equity	$25,520,140	$25,739,830	$25,492,955	$25,678,969	$24,789,384	(1)%	3%

NM - Not meaningful

*	Amount is less than one percent.
(a)	Restricted balances parenthetically presented are as of December 31, 2012.
(b)	Includes excess balances held at Fed.
(c)	4Q12 includes $18.9 million of foreclosed assets related to government insured mortgages.
(d)	4Q12 average core deposits were $15.8 billion.
(e)	3Q12 and 2Q12 include increased FHLB borrowings as a result of deposit fluctuations and an increase in loans to mortgage companies.
(f)	Decrease relates to shares purchased under the share repurchase program.
(g)	4Q12 change primarily driven by annual benefit plan remeasurement.
(h)	Consists of preferred stock of subsidiary.

FHN CONSOLIDATED AVERAGE BALANCE SHEET

Quarterly, Unaudited

						4Q12 Changes vs.		Twelve months ended		2012 vs.
(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11	2012	2011	2011

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$8,330,961	$8,237,939	$7,712,551	$7,709,856	$7,740,802	1%	8%	$7,994,102	$7,155,242	12%
Income CRE	1,174,127	1,192,905	1,236,016	1,255,713	1,295,079	(2)%	(9)%	1,217,392	1,343,309	(9)%
Residential CRE	63,647	79,107	94,531	111,823	132,669	(20)%	(52)%	89,609	192,395	(53)%
Consumer real estate	5,342,239	5,381,577	5,406,435	5,290,632	5,295,881	(1)%	1%	5,355,540	5,406,937	(1)%
Permanent mortgage	774,465	789,638	755,391	771,187	814,335	(2)%	(5)%	772,439	967,316	(20)%
Credit card and other	288,412	277,154	276,017	279,150	289,189	4%	*	280,197	295,402	(5)%
Restricted and secured real estate loans	429,448	453,985	479,327	622,931	654,142	(5)%	(34)%	496,124	696,217	(29)%

Total loans, net of unearned income (Restricted - $.1 billion) (a) (b)	16,403,299	16,412,305	15,960,268	16,041,292	16,222,097	*	1%	16,205,403	16,056,818	1%

Loans held-for-sale	403,750	413,625	425,176	424,086	399,271	(2)%	1%	416,616	375,978	11%
Investment securities:
U.S. treasuries	43,909	42,551	42,424	40,088	42,935	3%	2%	42,248	57,832	(27)%
U.S. government agencies	2,774,175	2,894,104	2,981,090	2,802,651	2,919,690	(4)%	(5)%	2,862,848	2,880,624	(1)%
States and municipalities	17,169	17,970	18,005	18,070	17,681	(4)%	(3)%	17,802	21,703	(18)%
Other	222,058	220,324	223,924	224,000	224,530	1%	(1)%	222,569	222,796	*

Total investment securities	3,057,311	3,174,949	3,265,443	3,084,809	3,204,836	(4)%	(5)%	3,145,467	3,182,955	(1)%

Capital markets securities inventory	1,250,423	1,189,852	1,327,596	1,277,372	1,263,427	5%	(1)%	1,261,086	1,215,491	4%
Mortgage banking trading securities	18,844	20,112	22,841	25,797	26,927	(6)%	(30)%	21,885	30,992	(29)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	610,959	560,143	632,019	632,972	641,464	9%	(5)%	608,895	634,573	(4)%
Interest-bearing cash (c)	522,529	402,378	518,124	821,113	479,621	30%	9%	565,470	462,319	22%

Total other earning assets	1,133,488	962,521	1,150,143	1,454,085	1,121,085	18%	1%	1,174,365	1,096,892	7%

Total earning assets (Restricted - $.1 billion) (a)	22,267,115	22,173,364	22,151,467	22,307,441	22,237,643	*	*	22,224,822	21,959,126	1%

Allowance for loan losses (Restricted - $4.3 million) (a)	(306,583)	(309,810)	(336,642)	(372,264)	(424,774)	(1)%	(28)%	(331,198)	(535,391)	(38)%
Cash and due from banks (Restricted - $.5 million) (a)	349,002	339,098	337,366	351,760	337,755	3%	3%	344,305	344,593	*
Capital markets receivables	114,771	168,806	100,408	91,430	108,815	(32)%	5%	118,979	117,399	1%
Premises and equipment, net	303,921	306,709	312,313	317,621	323,569	(1)%	(6)%	310,115	324,222	(4)%
Other assets (Restricted - $1.9 million) (a)	2,242,740	2,411,587	2,449,723	2,504,385	2,479,298	(7)%	(10)%	2,401,698	2,523,677	(5)%

Total assets (Restricted - $.1 billion) (a)	$24,970,966	$25,089,754	$25,014,635	$25,200,373	$25,062,306	*	*	$25,068,721	$24,733,626	1%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$6,529,453	$6,106,767	$6,290,143	$6,690,470	$6,559,779	7%	*	$6,403,738	$6,387,496	*%
Other interest-bearing deposits	3,469,711	3,426,864	3,512,390	3,246,658	2,991,676	1%	16%	3,414,094	2,808,158	22%
Time deposits	1,038,672	1,085,368	1,125,738	1,155,716	1,190,464	(4)%	(13)%	1,101,158	1,277,197	(14)%

Total interest-bearing core deposits	11,037,836	10,618,999	10,928,271	11,092,844	10,741,919	4%	3%	10,918,990	10,472,851	4%
Certificates of deposit $100,000 and more	514,543	570,415	675,688	660,256	544,394	(10)%	(5)%	604,883	539,752	12%
Federal funds purchased and securities sold under agreements to repurchase	1,996,463	1,836,555	1,879,252	2,003,566	2,170,222	9%	(8)%	1,928,891	2,159,933	(11)%
Capital markets trading liabilities	597,402	544,422	602,344	614,084	629,019	10%	(5)%	589,461	609,772	(3)%
Other short-term borrowings (d)	272,578	967,303	377,075	182,083	362,579	(72)%	(25)%	450,690	290,344	55%
Term borrowings (Restricted - $.1 billion) (a)	2,254,445	2,279,344	2,317,247	2,457,291	2,506,088	(1)%	(10)%	2,326,753	2,582,623	(10)%

Total interest-bearing liabilities	16,673,267	16,817,038	16,779,877	17,010,124	16,954,221	(1)%	(2)%	16,819,668	16,655,275	1%

Noninterest-bearing deposits	4,770,935	4,660,529	4,696,844	4,623,457	4,519,590	2%	6%	4,688,093	4,514,269	4%
Capital markets payables	81,941	116,680	73,312	71,180	68,662	(30)%	19%	85,852	82,612	4%
Other liabilities	901,380	965,180	786,886	814,417	785,356	(7)%	15%	867,327	776,386	12%
Equity	2,543,443	2,530,327	2,677,716	2,681,195	2,734,477	1%	(7)%	2,607,781	2,705,084	(4)%

Total liabilities and equity (Restricted - $.1 billion) (a)	$24,970,966	$25,089,754	$25,014,635	$25,200,373	$25,062,306	*	*	$25,068,721	$24,733,626	1%

NM - Not meaningful

*	Amount is less than one percent.
(a)	Restricted balances parenthetically presented are quarterly averages as of December 31, 2012.
(b)	Includes loans on nonaccrual status.
(c)	Includes excess balances held at Fed.
(d)	2Q12 and 3Q12 include increased FHLB borrowings as a result of deposit fluctuations and an increase in loans to mortgage companies.

FHN CONSOLIDATED NET INTEREST INCOME (a)

Quarterly, Unaudited

						4Q12 Changes vs.
(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11

Interest Income:
Loans, net of unearned income (b)	$163,693	$165,368	$162,698	$163,070	$169,169	(1)%	(3)%
Loans held-for-sale	3,732	3,808	3,628	3,738	3,859	(2)%	(3)%
Investment securities:
U.S. treasuries	11	11	39	66	67	*	(84)%
U.S. government agencies	19,536	21,759	23,562	23,768	25,262	(10)%	(23)%
States and municipalities	6	65	63	76	99	(91)%	(94)%
Other	2,495	2,323	2,324	2,422	2,264	7%	10%

Total investment securities	22,048	24,158	25,988	26,332	27,692	(9)%	(20)%

Capital markets securities inventory	7,565	7,998	9,204	8,934	9,789	(5)%	(23)%
Mortgage banking trading securities	534	569	578	642	675	(6)%	(21)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell (c)	182	165	115	—	(32)	10%	NM
Interest-bearing cash	287	202	280	446	213	42%	35%

Total other earning assets	469	367	395	446	181	28%	NM

Interest income	$198,041	$202,268	$202,491	$203,162	$211,365	(2)%	(6)%

Interest Expense:
Interest-bearing deposits:
Savings	$4,617	$4,764	$4,744	$5,619	$5,921	(3)%	(22)%
Other interest-bearing deposits	1,268	1,455	1,655	1,518	1,407	(13)%	(10)%
Time deposits	4,639	5,169	5,541	5,916	6,363	(10)%	(27)%

Total interest-bearing core deposits	10,524	11,388	11,940	13,053	13,691	(8)%	(23)%
Certificates of deposit $100,000 and more	1,725	1,975	2,305	2,306	2,166	(13)%	(20)%
Federal funds purchased and securities sold under agreements to repurchase	1,196	1,096	1,114	1,223	1,269	9%	(6)%
Capital markets trading liabilities	2,536	2,556	2,843	2,515	3,363	(1)%	(25)%
Other short-term borrowings	132	347	36	142	171	(62)%	(23)%
Term borrowings	9,488	9,689	9,822	10,335	10,178	(2)%	(7)%

Interest expense	25,601	27,051	28,060	29,574	30,838	(5)%	(17)%

Net interest income - tax equivalent basis	172,440	175,217	174,431	173,588	180,527	(2)%	(4)%
Fully taxable equivalent adjustment	(1,842)	(1,752)	(1,756)	(1,659)	(1,650)	(5)%	(12)%

Net interest income	$170,598	$173,465	$172,675	$171,929	$178,877	(2)%	(5)%

NM - Not meaningful

*	Amount is less than one percent.
(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis.
(b)	Includes loans on nonaccrual status.
(c)	4Q11 driven by negative market rates on reverse repurchase agreements.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11

Assets:
Earning assets (a):
Loans, net of unearned income:
Commercial loans	3.83%	3.81%	3.92%	3.90%	3.95%
Retail loans	4.18	4.30	4.33	4.32	4.42

Total loans, net of unearned income (b)	3.98	4.01	4.09	4.08	4.15

Loans held-for-sale	3.70	3.68	3.41	3.53	3.87
Investment securities:
U.S. treasuries	0.10	0.11	0.37	0.66	0.62
U.S. government agencies	2.82	3.01	3.16	3.39	3.46
States and municipalities	0.13	1.44	1.39	1.68	2.23
Other	4.49	4.22	4.15	4.33	4.03

Total investment securities	2.88	3.04	3.18	3.41	3.46

Capital markets securities inventory	2.42	2.69	2.77	2.80	3.10
Mortgage banking trading securities	11.34	11.31	10.12	9.96	10.03
Other earning assets:
Federal funds sold and securities purchased under agreements to resell (c)	0.12	0.12	0.07	—	(0.02)
Interest-bearing cash	0.22	0.20	0.22	0.22	0.18

Total other earning assets	0.16	0.15	0.14	0.12	0.06

Interest income/total earning assets	3.55%	3.64%	3.67%	3.65%	3.78%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	0.28%	0.31%	0.30%	0.34%	0.36%
Other interest-bearing deposits	0.15	0.17	0.19	0.19	0.19
Time deposits	1.78	1.89	1.98	2.06	2.12

Total interest-bearing core deposits	0.38	0.43	0.44	0.47	0.51
Certificates of deposit $100,000 and more	1.33	1.38	1.37	1.40	1.58
Federal funds purchased and securities sold under agreements to repurchase	0.24	0.24	0.24	0.25	0.23
Capital markets trading liabilities	1.69	1.87	1.90	1.65	2.12
Other short-term borrowings	0.19	0.14	0.04	0.31	0.19
Term borrowings (d)	1.69	1.70	1.70	1.68	1.63

Interest expense/total interest-bearing liabilities	0.61	0.64	0.67	0.70	0.72

Net interest spread	2.94%	3.00%	3.00%	2.95%	3.06%
Effect of interest-free sources used to fund earning assets	0.15	0.15	0.16	0.17	0.17

Net interest margin	3.09%	3.15%	3.16%	3.12%	3.23%

Yields are adjusted to a fully taxable equivalent (“FTE”) basis. Refer to the Non-GAAP to GAAP Reconciliation on page 28 for reconciliation of net interest income (GAAP) to net interest income adjusted for impact of FTE - (non-GAAP).

(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loans on nonaccrual status.
(c)	4Q11 driven by negative market rates on reverse repurchase agreements.
(d)	Rates are expressed net of unamortized debenture cost for term borrowings.

FHN MORTGAGE SERVICING RIGHTS

Quarterly, Unaudited

						4Q12 Changes vs.
(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11

First Liens
Fair value beginning balance	$117,440	$126,085	$139,676	$140,724	$147,431
Reductions due to loan payments	(5,592)	(6,050)	(6,665)	(5,499)	(3,567)
Reductions due to exercise of cleanup calls	—	(494)	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(569)	(2,107)	(6,855)	4,459	(3,140)
Other changes in fair value	35	6	(71)	(8)	—

Fair value ending balance	$111,314	$117,440	$126,085	$139,676	$140,724	(5)%	(21)%

Second Liens
Fair value beginning balance	$205	$215	$222	$231	$241
Reductions due to loan payments	(9)	(10)	(7)	(9)	(10)

Fair value ending balance	$196	$205	$215	$222	$231	(4)%	(15)%

HELOC
Fair value beginning balance	$2,892	$2,991	$3,058	$3,114	$3,131
Reductions due to loan payments	(91)	(102)	(79)	(76)	(54)
Changes in fair value due to:
Other changes in fair value	—	3	12	20	37

Fair value ending balance	$2,801	$2,892	$2,991	$3,058	$3,114	(3)%	(10)%

Total Consolidated
Fair value beginning balance	$120,537	$129,291	$142,956	$144,069	$150,803
Reductions due to loan payments	(5,692)	(6,162)	(6,751)	(5,584)	(3,631)
Reductions due to exercise of cleanup calls	—	(494)	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(569)	(2,107)	(6,855)	4,459	(3,140)
Other changes in fair value	35	9	(59)	12	37

Fair value ending balance	$114,311	$120,537	$129,291	$142,956	$144,069	(5)%	(21)%

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

FHN BUSINESS SEGMENT HIGHLIGHTS

Quarterly, Unaudited

						4Q12 Changes vs.		Twelve Months Ended		2012 vs.
(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11	2012	2011	2011

Regional Banking
Net interest income	$153,133	$150,352	$147,826	$146,681	$150,199	2%	2%	$597,992	$561,902	6%
Noninterest income	63,998	63,954	64,838	59,901	64,559	*	(1)%	252,691	266,828	(5)%

Total revenues	217,131	214,306	212,664	206,582	214,758	1%	1%	850,683	828,730	3%
Provision/(provision credit) for loan losses	(1,227)	2,927	4,828	(7,426)	(12,654)	NM	90%	(898)	(61,505)	NM
Noninterest expense	143,534	141,157	142,704	140,186	136,453	2%	5%	567,581	564,920	*

Income before income taxes	74,824	70,222	65,132	73,822	90,959	7%	(18)%	284,000	325,315	(13)%
Provision for income taxes	27,161	25,482	23,494	26,929	33,509	7%	(19)%	103,066	119,706	(14)%

Net income	$47,663	$44,740	$41,638	$46,893	$57,450	7%	(17)%	$180,934	$205,609	(12)%

Capital Markets
Net interest income	$4,252	$4,759	$5,613	$5,684	$5,527	(11)%	(23)%	$20,308	$22,090	(8)%
Noninterest income	72,432	80,808	74,964	106,775	88,230	(10)%	(18)%	334,979	355,739	(6)%

Total revenues	76,684	85,567	80,577	112,459	93,757	(10)%	(18)%	355,287	377,829	(6)%
Noninterest expense (a)	57,536	64,590	60,894	80,288	66,721	(11)%	(14)%	263,308	320,835	(18)%

Income before income taxes	19,148	20,977	19,683	32,171	27,036	(9)%	(29)%	91,979	56,994	61%
Provision for income taxes	7,186	7,899	7,419	12,246	10,302	(9)%	(30)%	34,750	21,608	61%

Net income	$11,962	$13,078	$12,264	$19,925	$16,734	(9)%	(29)%	$57,229	$35,386	62%

Corporate
Net interest income/(expense)	$(8,204)	$(5,294)	$(4,732)	$(5,334)	$(4,366)	(55)%	(88)%	$(23,564)	$(6,472)	NM
Noninterest income	6,019	7,933	3,838	9,266	9,865	(24)%	(39)%	27,056	69,338	(61)%

Total revenues	(2,185)	2,639	(894)	3,932	5,499	NM	NM	3,492	62,866	(94)%
Noninterest expense (b)	36,645	22,013	19,770	22,884	29,219	66%	25%	101,312	105,164	(4)%

Income/(loss) before income taxes	(38,830)	(19,374)	(20,664)	(18,952)	(23,720)	NM	(64)%	(97,820)	(42,298)	NM
Provision/(benefit) for income taxes	(37,843)	(13,496)	(13,314)	(12,178)	(22,686)	NM	(67)%	(76,831)	(52,264)	(47)%

Net income/(loss)	$(987)	$(5,878)	$(7,350)	$(6,774)	$(1,034)	83%	5%	$(20,989)	$9,966	NM

Non-Strategic
Net interest income	$21,417	$23,648	$23,968	$24,898	$27,517	(9)%	(22)%	$93,931	$123,312	(24)%
Noninterest income	3,994	10,843	15,267	26,499	18,542	(63)%	(78)%	56,603	94,106	(40)%

Total revenues	25,411	34,491	39,235	51,397	46,059	(26)%	(45)%	150,534	217,418	(31)%
Provision for loan losses	16,227	37,073	10,172	15,426	22,654	(56)%	(28)%	78,898	105,505	(25)%
Noninterest expense (c)	33,646	35,409	303,809	78,636	79,643	(5)%	(58)%	451,500	302,076	49%

Loss before income taxes	(24,462)	(37,991)	(274,746)	(42,665)	(56,238)	36%	57%	(379,864)	(190,163)	NM
Benefit for income taxes	(9,418)	(14,625)	(105,777)	(16,427)	(21,651)	36%	57%	(146,247)	(73,214)	NM

Loss from continuing operations	(15,044)	(23,366)	(168,969)	(26,238)	(34,587)	36%	57%	(233,617)	(116,949)	NM
Income/(loss) from discontinued operations, net of tax	(12)	108	487	(435)	(752)	NM	98%	148	8,618	(98)%

Net loss	$(15,056)	$(23,258)	$(168,482)	$(26,673)	$(35,339)	35%	57%	$(233,469)	$(108,331)	NM

Total Consolidated
Net interest income	$170,598	$173,465	$172,675	$171,929	$178,877	(2)%	(5)%	$688,667	$700,832	(2)%
Noninterest income	146,443	163,538	158,907	202,441	181,196	(10)%	(19)%	671,329	786,011	(15)%

Total revenues	317,041	337,003	331,582	374,370	360,073	(6)%	(12)%	1,359,996	1,486,843	(9)%
Provision for loan losses	15,000	40,000	15,000	8,000	10,000	(63)%	50%	78,000	44,000	77%
Noninterest expense	271,361	263,169	527,177	321,994	312,036	3%	(13)%	1,383,701	1,292,995	7%

Income/(loss) before income taxes	30,680	33,834	(210,595)	44,376	38,037	(9)%	(19)%	(101,705)	149,848	NM
Provision/(benefit) for income taxes	(12,914)	5,260	(88,178)	10,570	(526)	NM	NM	(85,262)	15,836	NM

Income/(loss) from continuing operations	43,594	28,574	(122,417)	33,806	38,563	53%	13%	(16,443)	134,012	NM
Income/(loss) from discontinued operations, net of tax	(12)	108	487	(435)	(752)	NM	98%	148	8,618	(98)%

Net income/(loss)	$43,582	$28,682	$(121,930)	$33,371	$37,811	52%	15%	$(16,295)	$142,630	NM

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2011 includes $36.7 million associated with a litigation settlement.
(b)	4Q12 includes $18.3 million related to Restructuring, Repositioning, and Efficiency initiatives, primarily severance related costs associated with the VSP.
(c)	4Q12 and 3Q12 includes no charge to the repurchase and foreclosure provision. 2Q12 includes $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on information received from Fannie Mae.

FHN REGIONAL BANKING

Quarterly, Unaudited

						4Q12 Changes vs.
	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11

Income Statement (thousands)
Net interest income	$153,133	$150,352	$147,826	$146,681	$150,199	2%	2%
Provision/(provision credit) for loan losses	(1,227)	2,927	4,828	(7,426)	(12,654)	NM	90%
Noninterest income:
NSF / Overdraft fees (a)	$13,582	$13,036	$12,263	$11,282	$13,466	4%	1%
Cash management fees	9,092	8,915	9,179	8,856	9,339	2%	(3)%
Debit card income	2,438	2,670	2,780	2,552	2,523	(9)%	(3)%
Other	5,744	5,625	5,799	5,952	5,906	2%	(3)%

Total deposit transactions and cash management	30,856	30,246	30,021	28,642	31,234	2%	(1)%
Insurance commissions	800	943	824	562	1,392	(15)%	(43)%
Brokerage management fees and commissions	8,979	8,700	8,758	8,496	7,569	3%	19%
Trust services and investment management	5,995	6,071	6,493	5,824	5,837	(1)%	3%
Bankcard income (b)	5,556	5,052	5,504	5,457	7,025	10%	(21)%
Mortgage banking	943	1,495	1,092	859	1,389	(37)%	(32)%
Other service charges	2,967	3,078	3,043	3,099	2,906	(4)%	2%
Miscellaneous revenue	7,902	8,369	9,103	6,962	7,207	(6)%	10%

Total noninterest income	$63,998	$63,954	$64,838	$59,901	$64,559	*	(1)%

Noninterest expense:
Employee compensation, incentives, and benefits	59,321	58,492	59,116	59,261	55,543	1%	7%
Other	84,213	82,665	83,588	80,925	80,910	2%	4%

Total noninterest expense	143,534	141,157	142,704	140,186	136,453	2%	5%

Income before income taxes	$74,824	$70,222	$65,132	$73,822	$90,959	7%	(18)%

Efficiency ratio (c)	66.10%	65.87%	67.10%	67.86%	63.54%

Balance Sheet (millions)
Average loans	$12,397	$12,221	$11,650	$11,533	$11,509	1%	8%
Average other earning assets	58	69	63	51	56	(16)%	4%
Total average earning assets	12,455	12,290	11,713	11,584	11,565	1%	8%
Average core deposits	14,451	14,312	14,413	13,991	13,402	1%	8%
Average other deposits	515	570	676	660	544	(10)%	(5)%
Total average deposits	14,966	14,882	15,089	14,651	13,946	1%	7%
Total period-end deposits	15,146	14,789	15,192	15,344	14,470	2%	5%
Total period-end assets	13,753	13,246	12,757	12,334	12,586	4%	9%

Net interest margin (d)	4.95%	4.92%	5.13%	5.14%	5.21%
Net interest spread	3.53	3.54	3.55	3.56	3.56
Loan yield	3.83	3.88	3.91	3.95	3.97
Deposit average yield	0.30	0.34	0.36	0.39	0.41

Key Statistics
Financial center locations	171	173	173	174	176	*	(2)%
Trust assets - total managed assets (millions)	$3,948	$3,917	$3,837	$3,472	$3,345	1%	18%
First lien mortgage production (millions)	$38	$78	$46	$51	$68	(51)%	(44)%

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	1Q12 decline primarily attributable to seasonality in NSF fee structure.
(b)	4Q11 includes $2.0 million related to Visa volume incentives.
(c)	Noninterest expense divided by total revenue.
(d)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

FHN CAPITAL MARKETS

Quarterly, Unaudited

						4Q12 Changes vs.
	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11

Income Statement (thousands)
Net interest income	$4,252	$4,759	$5,613	$5,684	$5,527	(11)%	(23)%
Noninterest income:
Fixed income	65,973	74,488	68,399	99,112	81,288	(11)%	(19)%
Other	6,459	6,320	6,565	7,663	6,942	2%	(7)%

Total noninterest income	72,432	80,808	74,964	106,775	88,230	(10)%	(18)%
Noninterest expense	57,536	64,590	60,894	80,288	66,721	(11)%	(14)%

Income before income taxes	$19,148	$20,977	$19,683	$32,171	$27,036	(9)%	(29)%

Efficiency ratio (a)	75.03%	75.48%	75.57%	71.39%	71.16%
Fixed income average daily revenue	$1,100	$1,182	$1,086	$1,599	$1,333	(7)%	(17)%

Balance Sheet (millions)
Average trading inventory	$1,250	$1,190	$1,328	$1,277	$1,263	5%	(1)%
Average other earning assets	618	576	669	695	686	7%	(10)%
Total average earning assets	1,868	1,766	1,997	1,972	1,949	6%	(4)%
Total period-end assets	2,465	2,847	2,553	2,692	1,905	(13)%	29%

Net interest margin (b)	0.95%	1.12%	1.15%	1.18%	1.16%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue.
(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

FHN CORPORATE

Quarterly, Unaudited

						4Q12 Changes vs.
	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11

Income Statement (thousands)
Net interest income/(expense)	$(8,204)	$(5,294)	$(4,732)	$(5,334)	$(4,366)	(55)%	(88)%
Noninterest income	6,019	7,933	3,838	8,938	9,662	(24)%	(38)%
Securities gains, net	—	—	—	328	203	NM	NM
Noninterest expense (a) (b)	36,645	22,013	19,770	22,884	29,219	66%	25%

Income/(loss) before income taxes	$(38,830)	$(19,374)	$(20,664)	$(18,952)	$(23,720)	NM	(64)%

Average Balance Sheet (millions)
Average loans	$189	$183	$124	$137	$152	3%	24%
Total earning assets	$3,750	$3,735	$3,884	$4,022	$3,815	*	(2)%
Net interest margin (c)	(.85)%	(.54)%	(.51)%	(.55)%	(.42)%

NM - Not meaningful

*	Amount is less than one percent.
(a)	4Q12 includes $18.3 million related to Restructuring, Repositioning, and Efficiency initiatives, primarily severance related costs associated with the VSP.
(b)	4Q11 includes an $8.3 million increase in derivative liabilities associated with prior sales of Visa shares related to the decline in the conversion ratio for Visa Class B shares.
(c)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

FHN NON-STRATEGIC

Quarterly, Unaudited

						4Q12 Changes vs.
	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11

Income Statement (thousands)
Net interest income	$21,417	$23,648	$23,968	$24,898	$27,517	(9)%	(22)%
Noninterest income:
Mortgage warehouse valuation	(1,849)	(3,470)	626	1,640	265	47%	NM
Service fees	12,967	13,778	14,984	17,202	13,368	(6)%	(3)%
Change in MSR value - runoff	(5,592)	(6,049)	(6,665)	(5,498)	(3,567)	8%	(57)%
Net hedging results	2,097	4,486	1,833	9,065	5,887	(53)%	(64)%
Other income (a)	1,071	2,098	(576)	4,090	2,589	(49)%	(59)%

Total noninterest income	8,694	10,843	10,202	26,499	18,542	(20)%	(53)%
Securities gains/(losses), net (b)	(4,700)	—	5,065	—	—	NM	NM
Noninterest expense:
Repurchase and foreclosure provision (c)	—	—	250,000	49,256	45,032	NM	NM
Other expenses (d)	33,646	35,409	53,809	29,380	34,611	(5)%	(3)%

Total noninterest expense	33,646	35,409	303,809	78,636	79,643	(5)%	(58)%
Provision for loan losses (e)	16,227	37,073	10,172	15,426	22,654	(56)%	(28)%

Loss before income taxes	$(24,462)	$(37,991)	$(274,746)	$(42,665)	$(56,238)	36%	57%

Average Balance Sheet (millions)
Loans	$3,817	$4,008	$4,186	$4,371	$4,562	(5)%	(16)%
Loans held-for-sale	344	333	330	316	304	3%	13%
Trading securities	19	20	23	26	27	(5)%	(30)%
Mortgage servicing rights	118	126	137	141	149	(6)%	(21)%
Other assets	267	286	304	336	313	(7)%	(15)%
Total assets	4,565	4,773	4,980	5,190	5,355	(4)%	(15)%
Net interest margin (f)	2.04%	2.15%	2.11%	2.11%	2.24%
Efficiency ratio (g)	111.74%	102.66%	NM	153.00%	172.92%

Mortgage Warehouse - Period-end (millions)
Ending warehouse balance (loans held-for-sale)	$353	$339	$336	$323	$310	4%	14%

Key Servicing Metrics (h)
Ending servicing portfolio (millions) (i)	$18,071	$19,149	$20,331	$21,610	$22,749	(6)%	(21)%
Average servicing portfolio (millions) (i)	18,607	19,728	20,978	22,184	23,466	(6)%	(21)%
Average number of loans serviced (i)	110,175	115,987	121,818	128,068	134,490	(5)%	(18)%

Portfolio Product Mix (average)
GNMA (Ginnie)	2%	2%	3%	3%	3%
FNMA/FHLMC (Fannie/Freddie)	32	33	35	35	35
Private	59	59	57	57	57

Sub-total	93	94	95	95	95
FHN permanent mortgage portfolio and warehouse	7	6	5	5	5

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Weighted average base servicing fee - legacy mortgage banking (bps) (j)	34	34	34	34	34
Weighted average base servicing fee - legacy equity lending
(HELOCs and ILs) (bps)	50	50	50	50	50
Servicing cost per loan (annualized) (k)	$279.08	$288.21	$280.71	$294.94	$292.79
Servicing book value (bps) (l) (m)	68	68	68	71	68
90+ delinquency rate, excluding foreclosures (n)	10.89%	10.61%	10.94%	11.54%	12.11%

NM - Not meaningful

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q12 includes a $2.3 million negative adjustment made as a result of contingencies related to prior servicing sales.
(b)	4Q12 includes a $4.7 million negative valuation adjustment related to an equity investment. 2Q12 includes a $5.1 million gain on sale of venture capital investment.
(c)	2Q12 represents $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on new information received from Fannie Mae.
(d)	4Q12 includes $4.3 million loss accrual related to pending legal matters. 3Q12 includes $6.6 million related to a legal settlement. 2Q12 includes $22.0 million loss accrual related to pending legal matters, $3.4 million increase in ancillary expenses associated with legacy mortgage wind-down activities, and $2.8 million related to the write-off of unrecoverable servicing advances.
(e)	3Q12 increase largely associated with the implementation of regulatory guidance related to discharged bankruptcies.
(f)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.
(g)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(h)	Includes servicing of first liens, second liens, and HELOCs.
(i)	Includes mortgage loans serviced from FHN’s legacy mortgage banking business, legacy equity lending serviced for others, and mortgage loans in portfolio and warehouse. Excludes UPB of loans transferred that did not qualify for sales treatment.
(j)	Includes weighted average fee of servicing assets and excess interest.
(k)	Calculated based on fees charged by subservicer divided by average number of loans serviced during the quarter.
(l)	Includes MSR and mortgage trading securities divided by total servicing portfolio.
(m)	For purposes of this calculation, MSR excludes servicing transferred that did not qualify for sales treatment due to certain recourse provisions.
(n)	Excludes delinquent second liens and HELOCs.

FHN CAPITAL HIGHLIGHTS

Quarterly, Unaudited

						4Q12 Changes vs.
(Dollars in thousands, except per share amounts)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12		4Q11

Tier 1 capital (a) (b)	$2,638,286	$2,641,392	$2,626,688	$2,841,064	$2,850,452		*	(7)%
Tier 2 capital (a)	$571,943	$570,429	$570,159	$687,530	$751,819		*	(24)%

Total capital (a) (b)	$3,210,229	$3,211,821	$3,196,847	$3,528,594	$3,602,271		*	(11)%

Risk weighted assets (“RWA”) (a)	$20,211,000	$20,082,979	$20,022,430	$19,783,405	$20,026,412	1%		1%
Tier 1 ratio (a)	13.05%	13.15%	13.12%	14.36%	14.23%
Tier 2 ratio (a)	2.83%	2.84%	2.85%	3.48%	3.76%

Total capital ratio (a)	15.88%	15.99%	15.97%	17.84%	17.99%

Tier 1 common ratio (a) (c)	10.61%	10.69%	10.65%	11.86%	11.76%
Leverage ratio (a)	10.62	10.58	10.56	11.31	11.41
Total equity to total assets	9.83	9.84	9.86	10.41	10.83
Adjusted tangible common equity to risk weighted assets (“TCE/RWA”) (a) (c) (d)	9.90	10.03	9.97	10.88	10.80
Tangible common equity/tangible assets (“TCE/TA”) (c) (e)	8.11	8.13	8.13	8.70	9.05

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.
(b)	All quarters presented include $200 million of tier 1 qualifying trust preferred securities.
(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this financial supplement.
(d)	See Glossary of Terms for definition of ratios.
(e)	Calculated using period-end balances.

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											4Q12 Changes vs.
(Thousands)	4Q12		3Q12		2Q12		1Q12		4Q11		3Q12	4Q11

Allowance for Loan Losses Walk-Forward
Beginning reserve	$281,744		$321,051		$346,016		$384,351		$449,645		(12)%	(37)%
Provision (a)	15,000		40,000		15,000		8,000		10,000		(63)%	50%
Charge-offs (b) (c)	(31,177)		(87,022)		(49,728)		(57,083)		(85,918)		(64)%	(64)%
Recoveries	11,396		7,715		9,763		10,748		10,624		48%	7%

Ending balance (Restricted - $4.3 million) (d)	$276,963		$281,744		$321,051		$346,016		$384,351		(2)%	(28)%

Reserve for unfunded commitments	4,145		4,572		4,434		5,358		6,945		(9)%	(40)%
Total allowance for loan losses plus reserve for unfunded commitments	$281,108		$286,316		$325,485		$351,374		$391,296		(2)%	(28)%

Allowance for Loan Losses
Regional Banking	$128,210		$142,060		$156,060		$166,115		$187,791		(10)%	(32)%
Non-Strategic	148,753		139,684		164,991		179,901		196,560		6%	(24)%
Corporate (e)	NM		NM		NM		NM		NM		NM	NM

Total allowance for loan losses	$276,963		$281,744		$321,051		$346,016		$384,351		(2)%	(28)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$131,834		$152,477		$178,650		$192,560		$199,000		(14)%	(34)%
Foreclosed real estate (f)	13,726		16,000		17,334		18,047		16,563		(14)%	(17)%

Total Regional Banking	$145,560		$168,477		$195,984		$210,607		$215,563		(14)%	(32)%

Non-Strategic
Nonperforming loans	$133,286		$150,635		$149,564		$158,580		$154,893		(12)%	(14)%
Nonperforming loans held-for-sale before fair value adjustments (g)	$110,567		$94,265		$89,535		$100,841		$98,177		17%	13%
Foreclosed real estate (f)	$28,041		$34,589		$31,583		$41,085		$52,322		(19)%	(46)%

Total Non-Strategic	$271,894		$279,489		$270,682		$300,506		$305,392		(3)%	(11)%

Corporate
Nonperforming loans	$1,915		$2,426		$207		$207		$207		(21)%	NM

Total nonperforming assets	$419,369		$450,392		$466,873		$511,320		$521,162		(7)%	(20)%

Net Charge-Offs
Regional Banking	$12,623		$16,927		$14,883		$14,251		$31,823		(25)%	(60)%
Non-Strategic	7,158		62,380		25,082		32,084		43,471		(89)%	(84)%

Total net charge-offs (b) (c)	$19,781		$79,307		$39,965		$46,335		$75,294		(75)%	(74)%

Consolidated Key Ratios (h)
NPL %	1.60%		1.85%		2.03%		2.20%		2.16%
NPA %	1.84		2.15		2.32		2.56		2.57
Net charge-offs % (b) (c)	0.48		1.92		1.01		1.16		1.84
Allowance / loans	1.66		1.71		1.98		2.17		2.34
Allowance / NPL	1.04	x	0.92	x	0.98	x	0.98	x	1.09	x
Allowance / NPA	0.90	x	0.79	x	0.85	x	0.84	x	0.91	x
Allowance / charge-offs (b) (c)	3.52	x	0.89	x	2.00	x	1.86	x	1.29	x

Other
Loans past due 90 days or more (i)	86,017		$82,953		$89,214		$97,672		$106,425		4%	(19)%
Guaranteed portion (i)	36,633		35,397		38,758		40,007		42,249		3%	(13)%
Foreclosed real estate from government insured loans	18,923		20,190		20,687		19,815		16,360		(6)%	16%
Period-end loans, net of unearned income (millions)	16,709		16,524		16,186		15,971		16,397		1%	2%
Remaining unfunded commitments (millions)	7,993		7,891		7,869		7,717		7,435		1%	8%

NM - Not meaningful

*	Amount is less than one percent
(a)	3Q12 includes approximately $30 million of loan loss provision associated with the implementation of regulatory guidance related to discharged bankruptcies.
(b)	4Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on the loan-level data obtained from new appraisals in fourth quarter.
(c)	3Q12 includes approximately $40 million of charge-offs associated with the implementation of regulatory guidance related to discharged bankruptcies.
(d)	Restricted balances parenthetically presented are as of December 31, 2012. See Glossary of Terms for definition of restricted balances.
(e)	The valuation adjustment taken upon exercise of clean-up calls includes expected losses.
(f)	Excludes foreclosed real estate from government-insured mortgages.
(g)	The average negative fair value mark in 4Q12 was approximately 53% of unpaid principal balance.
(h)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(i)	Includes loans held for sale.

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											4Q12 Changes vs.
	4Q12		3Q12		2Q12		1Q12		4Q11		3Q12	4Q11

Key Portfolio Details
C&I
Period-end loans ($ millions)	$8,797		$8,466		$7,982		$7,705		$8,015		4%	10%

30+ Delinq. % (a)	0.22%		0.30%		0.29%		0.39%		0.15%
NPL %	1.39		1.78		1.97		2.00		2.02
Charge-offs % (qtr. annualized) (b)	0.24		0.25		0.42		0.08		1.62

Allowance / loans %	1.09%		1.26%		1.39%		1.55%		1.63%
Allowance / charge-offs (b)	4.84	x	5.17	x	3.44	x	19.06	x	1.04	x

Income CRE
Period-end loans ($ millions)	$1,110		$1,162		$1,225		$1,247		$1,257		(4)%	(12)%

30+ Delinq. % (a)	0.41%		0.21%		0.53%		0.73%		0.76%
NPL %	2.97		4.04		4.67		5.59		5.50
Charge-offs % (qtr. annualized)	0.30		0.79		0.52		2.41		0.44

Allowance / loans %	1.43%		1.94%		2.39%		2.64%		3.15%
Allowance / charge-offs	4.48	x	2.40	x	4.53	x	1.09	x	6.97	x

Residential CRE
Period-end loans ($ millions)	$58		$69		$89		$100		$121		(16)%	(52)%

30+ Delinq. % (a)	—%		1.19%		6.69%		1.06%		0.72%
NPL % (c)	21.63		24.46		43.53		43.77		37.87
Charge-offs % (qtr. annualized)	NM		4.29		5.74		5.70		5.96

Allowance / loans % (c)	7.01%		7.00%		13.69%		13.11%		13.20%
Allowance / charge-offs	NM		1.42	x	2.25	x	2.06	x	2.02	x

Consumer Real Estate
Period-end loans ($ millions)	$5,286		$5,319		$5,408		$5,392		$5,291		(1)%	*

30+ Delinq. % (a)	1.34%		1.39%		1.29%		1.42%		1.70%
NPL % (d)	1.08		0.93		0.65		0.72		0.67
Charge-offs % (qtr. annualized) (e) (f)	0.58		4.09		1.49		1.99		1.85

Allowance / loans %	2.19%		1.90%		2.12%		2.26%		2.63%
Allowance / charge-offs (e) (f)	3.75	x	0.46	x	1.42	x	1.15	x	1.42	x

Permanent Mortgage
Period-end loans ($ millions) (g)	$752		$791		$739		$751		$788		(5)%	(5)%

30+ Delinq. % (a)	2.28%		2.82%		1.49%		2.16%		3.33%
NPL %	4.26		4.21		4.35		4.47		4.15
Charge-offs % (qtr. annualized)	0.97		1.09		1.36		2.08		2.74

Allowance / loans %	3.21%		3.15%		3.77%		3.62%		2.55%
Allowance / charge-offs	3.21	x	2.91	x	2.71	x	1.70	x	0.90	x

Credit Card and Other
Period-end loans ($ millions)	$289		$286		$279		$271		$284		1%	2%

30+ Delinq. % (a)	1.45%		1.43%		1.28%		1.26%		1.33%
NPL %	0.59		0.64		0.74		0.79		0.75
Charge-offs % (qtr. annualized)	4.00		3.37		3.82		2.22		5.60

Allowance / loans %	2.39%		2.22%		2.27%		2.27%		2.49%
Allowance / charge-offs	0.60	x	0.68	x	0.60	x	0.99	x	0.44	x

Restricted Real Estate Loans and Secured Borrowings
Period-end loans ($ millions) (h)	$416		$431		$464		$505		$641		(3)%	(35)%

30+ Delinq. % (a)	1.68%		2.35%		2.74%		2.71%		3.15%
NPL %	1.92		1.51		1.27		1.80		1.04
Charge-offs % (qtr. annualized) (e) (f)	1.88		9.73		3.15		2.52		3.63

Allowance / loans %	3.39%		3.54%		4.37%		5.04%		4.97%
Allowance / charge-offs (e) (f)	1.75	x	0.35	x	1.34	x	1.62	x	1.34	x

NM - Not meaningful

*	Amount is less than one percent
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q12 includes recoveries of $4.8 million; 4Q11 includes a $20.6 million charge-off associated with one bank-related relationship (TRUP and bank holding company loan).
(c)	3Q12 decline is primarily driven by a large relationship that was upgraded to accrual status.
(d)	4Q12 and 3Q12 NPL levels affected by the implementation of regulatory guidance related to discharged bankruptcies.
(e)	4Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on the loan-level data obtained from new appraisals in fourth quarter.
(f)	3Q12 includes the impact of charge-offs associated with the implementation of regulatory guidance related to discharged bankruptcies.
(g)	3Q12 increase relates to exercise of cleanup calls.
(h)	4Q12 includes $402.4 million of consumer real estate loans and $13.2 million of permanent mortgage loans.

FHN ASSET QUALITY: REGIONAL BANKING

Quarterly, Unaudited

											4Q12 Changes vs.
	4Q12		3Q12		2Q12		1Q12		4Q11		3Q12	4Q11

Total Regional Banking
Period-end loans ($ millions)	$12,819		$12,462		$11,962		$11,582		$11,804		3%	9%

30+ Delinq. % (a)	0.38%		0.45%		0.51%		0.59%		0.41%
NPL %	1.03		1.22		1.49		1.66		1.69
Charge-offs % (qtr. annualized)	0.41		0.55		0.51		0.50		1.10

Allowance / loans %	1.00%		1.14%		1.30%		1.43%		1.59%
Allowance / charge-offs	2.55	x	2.11	x	2.61	x	2.90	x	1.49	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$8,262		$7,929		$7,441		$7,160		$7,465		4%	11%

30+ Delinq. % (a)	0.23%		0.32%		0.31%		0.41%		0.16%
NPL %	0.85		0.97		1.11		1.12		1.18
Charge-offs % (qtr. annualized) (b)	0.26		0.29		0.45		0.09		1.26

Allowance / loans %	0.95%		1.05%		1.14%		1.29%		1.36%
Allowance / charge-offs (b)	3.87	x	3.71	x	2.64	x	14.78	x	1.12	x

Income CRE
Period-end loans ($ millions)	$1,095		$1,141		$1,183		$1,204		$1,208		(4)%	(9)%

30+ Delinq. % (a)	0.41%		0.21%		0.55%		0.76%		0.43%
NPL %	2.78		3.78		4.34		5.28		5.08
Charge-offs % (qtr. annualized)	0.37		0.83		0.53		1.88		0.40

Allowance / loans %	1.33%		1.81%		2.14%		2.42%		2.95%
Allowance / charge-offs	3.38	x	2.12	x	3.99	x	1.28	x	7.08	x

Residential CRE
Period-end loans ($ millions)	$53		$61		$79		$86		$93		(13)%	(43)%

30+ Delinq. % (a)	—%		1.34%		7.53%		1.22%		0.40%
NPL % (c)	17.59		19.08		40.77		41.83		40.28
Charge-offs % (qtr. annualized)		*	5.07		2.26		6.64		7.38

Allowance / loans % (c)	7.19%		7.32%		14.72%		14.07%		14.33%
Allowance / charge-offs	NM		1.26	x	6.24	x	2.01	x	1.82	x

Consumer Real Estate
Period-end loans ($ millions)	$3,121		$3,047		$2,981		$2,861		$2,757		2%	13%

30+ Delinq. % (a)	0.65%		0.75%		0.76%		0.86%		1.00%
NPL % (d)	0.67		0.63		0.39		0.45		0.44
Charge-offs % (qtr. annualized) (e) (f)	0.51		0.78		0.38		0.56		0.54

Allowance / loans %	0.81%		0.91%		0.94%		0.92%		1.13%
Allowance / charge-offs (e) (f)	1.59	x	1.18	x	2.48	x	1.66	x	2.13	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$288		$284		$278		$271		$281		1%	2%

30+ Delinq. % (a)	1.45%		1.40%		1.32%		1.40%		1.30%
NPL %	0.35		0.37		0.15		0.03		0.02
Charge-offs % (qtr. annualized)	3.42		2.92		2.99		2.38		3.08

Allowance / loans %	2.21%		2.13%		2.26%		2.20%		2.27%
Allowance / charge-offs	0.65	x	0.75	x	0.76	x	0.91	x	0.73	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions) (g)	$180		$201		$119		$127		$141		(10)%	28%

30+ Delinq. % (a)	1.83%		2.12%		0.49%		1.33%		0.67%
NPL % (d)	1.06		1.21		0.17		0.16		0.15
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM

Allowance / loans %	NM		NM		NM		NM		NM
Allowance / charge-offs	NM		NM		NM		NM		NM

NM - Not meaningful

*	Amount is less than one percent
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q12 includes recoveries of $4.6 million; 4Q11 includes an $11.7 million charge-off associated with one bank holding company loan.
(c)	3Q12 decline is primarily driven by a large relationship that was upgraded to accrual status.
(d)	4Q12 and 3Q12 NPL levels affected by the implementation of regulatory guidance related to discharged bankruptcies.
(e)	4Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on the loan-level data obtained from new appraisals in fourth quarter.
(f)	3Q12 includes the impact of charge-offs associated with the implementation of regulatory guidance related to discharged bankruptcies.
(g)	3Q12 increase relates to exercise of cleanup calls.

FHN ASSET QUALITY: NON-STRATEGIC

Quarterly, Unaudited

											4Q12 Changes vs.
	4Q12		3Q12		2Q12		1Q12		4Q11		3Q12	4Q11

Total Non-Strategic
Period-end loans ($ millions)	$3,710		$3,861		$4,105		$4,262		$4,452		(4)%	(17)%

30+ Delinq. % (a)	1.92%		2.06%		1.72%		1.89%		2.53%
NPL %	3.59		3.90		3.64		3.72		3.48
Charge-offs % (qtr. annualized)	0.75		6.19		2.41		2.95		3.78

Allowance / loans %	4.01%		3.62%		4.02%		4.22%		4.41%
Allowance / charge-offs	5.22	x	0.56	x	1.64	x	1.39	x	1.14	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$535		$537		$541		$546		$549		*	(3)%

30+ Delinq. % (a)	—%			*	—%		0.12%		—%
NPL %	9.82		13.65		13.77		13.58		13.50
Charge-offs % (qtr. annualized)	NM		NM			*	NM		6.15

Allowance / loans %	3.37%		4.37%		4.78%		4.94%		5.29%
Allowance / charge-offs	NM		NM		NM		NM		0.84	x

Income CRE
Period-end loans ($ millions)	$15		$20		$42		$43		$49		(25)%	(69)%

30+ Delinq. % (a)	—%		—%		—%		—%		8.84%
NPL %	17.16		18.84		14.07		14.45		15.93
Charge-offs % (qtr. annualized)	NM		NM		0.30		15.96		1.29

Allowance / loans %	9.02%		9.64%		9.51%		9.00%		8.08%
Allowance / charge-offs	NM		NM		31.70	x	0.50	x	6.09	x

Residential CRE
Period-end loans ($ millions)	$5		$8		$10		$13		$28		(38)%	(82)%

30+ Delinq. % (a)	—%		0.07%		—%		—%		1.79%
NPL %	63.63		65.97		65.64		56.20		29.77
Charge-offs % (qtr. annualized)	NM		NM		30.43		1.59		1.70

Allowance / loans %	5.13%		4.58%		5.40%		6.96%		9.40%
Allowance / charge-offs	NM		NM		0.15	x	2.82	x	4.65	x

Consumer Real Estate
Period-end loans ($ millions)	$2,165		$2,272		$2,427		$2,531		$2,535		(5)%	(15)%

30+ Delinq. % (a)	2.33%		2.26%		1.95%		2.06%		2.46%
NPL % (b)	1.67		1.33		0.96		1.04		0.92
Charge-offs % (qtr. annualized) (c) (d)	0.67		8.30		2.81		3.60		3.21

Allowance / loans %	4.17%		3.23%		3.56%		3.77%		4.27%
Allowance / charge-offs (c) (d)	6.06	x	0.37	x	1.24	x	1.06	x	1.30	x

Permanent Mortgage
Period-end loans ($ millions)	$556		$574		$602		$604		$628		(3)%	(11)%

30+ Delinq. % (a)	2.40%		3.05%		1.61%		2.25%		3.95%
NPL %	5.23		5.20		5.28		5.51		5.17
Charge-offs % (qtr. annualized)	1.32		1.46		1.67		2.59		3.46

Allowance / loans %	4.32%		4.32%		4.56%		4.45%		3.17%
Allowance / charge-offs	3.20	x	2.89	x	2.68	x	1.67	x	0.90	x

Other Consumer
Period-end loans ($ millions)	$18		$19		$19		$20		$22		(5)%	(18)%

30+ Delinq. % (a)	2.82%		3.59%		3.52%		3.04%		2.85%
NPL %	9.23		9.41		9.32		10.39		9.83
Charge-offs % (qtr. annualized)	9.49		6.92		11.66		NM		30.70

Allowance / loans %	3.64%		2.37%		2.13%		2.68%		3.98%
Allowance / charge-offs	0.38	x	0.35	x	0.18	x	NM		0.12	x

Restricted Real Estate Loans and Secured Borrowings
Period-end loans ($ millions) (e)	$416		$431		$464		$505		$641		(3)%	(35)%

30+ Delinq. % (a)	1.68%		2.35%		2.74%		2.71%		3.15%
NPL %	1.92		1.51		1.27		1.80		1.04
Charge-offs % (qtr. annualized) (c) (d)	1.88		9.73		3.15		2.52		3.63

Allowance / loans %	3.39%		3.54%		4.37%		5.04%		4.97%
Allowance / charge-offs (c) (d)	1.75	x	0.35	x	1.34	x	1.62	x	1.34	x

NM - Not meaningful

*	Amount is less than one percent
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	4Q12 and 3Q12 NPL levels affected by the implementation of regulatory guidance related to discharged bankruptcies.
(c)	4Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on the loan-level data obtained from new appraisals in fourth quarter.
(d)	3Q12 includes the impact of charge-offs associated with the implementation of regulatory guidance related to discharged bankruptcies.
(e)	4Q12 includes $402.4 million of consumer real estate loans and $13.2 million of permanent mortgage loans.

FHN ROLLFORWARDS OF NONPERFORMING LOANS AND ORE INVENTORY

Unaudited

(Millions)	4Q12	3Q12	2Q12	1Q12	4Q11
NPL Rollforward (a)
Beginning NPLs	$216	$255	$270	$279	$341
+ Additions	10	5	21	22	17
+ Principal increase	—	—	1	1	1
- Resolutions and payments	(29)	(18)	(20)	(19)	(39)
- Net charge-offs	(5)	(8)	(12)	(10)	(37)
- Transfer to ORE	—	(2)	(1)	(3)	(3)
- Upgrade to accrual	(22)	(16)	(4)	—	(1)

Ending NPLs	$170	$216	$255	$270	$279

(a)	Includes Commercial and One-Time Close Portfolios only.

(Millions)	4Q12	3Q12	2Q12	1Q12	4Q11
ORE Inventory Rollforward (a)
Beginning balance	$50.6	$48.9	$59.1	$68.9	$80.1
Valuation adjustments	(1.5)	(2.7)	(2.1)	(3.1)	(3.5)

Adjusted balance	49.1	46.2	57.0	65.8	76.6
+ New ORE	7.5	11.9	6.0	8.1	13.0
+ Capitalized expenses	0.1	0.2	0.2	0.2	0.2
Disposals:
- Single transactions	(13.6)	(7.7)	(12.6)	(13.7)	(20.7)
- Bulk sales	(1.3)	—	(1.7)	(1.3)	(0.2)

Ending balance	$41.8	$50.6	$48.9	$59.1	$68.9

(a)	ORE excludes foreclosed assets related to government insured mortgages.

COMMERCIAL LOANS: PORTFOLIO METRICS

Unaudited

C&I Portfolio: $8.8 Billion (52.6% of Total Loans) as of December 31, 2012

% OS
General Corporate, Commercial, and Business Banking Loans	73%
Loans to Mortgage Companies	21%
Trust Preferred Loans	5%
Bank Holding Company Loans	1%

Income CRE Portfolio: $1.1 Billion (6.6% of Total Loans)

Top 10 States as of December 31, 2012	% NPL	% OS
Tennessee	2.58%	58%
North Carolina	8.18%	8%
Georgia	1.84%	6%
Florida	3.88%	5%
Alabama	—%	4%
South Carolina	—%	3%
Mississippi	14.29%	3%
Texas	2.87%	2%
New York	—%	2%
Kentucky	—%	2%

FHN CONSUMER LOANS: PORTFOLIO METRICS

Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $5.7 Billion (34.0% of Total Loans) (a)

Origination LTV and FICO for Portfolio as of December 31, 2012	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	11%	23%	16%	7%
FICO score 720-739	2%	4%	4%	2%
FICO score 700-719	1%	4%	4%	2%
FICO score 660-699	2%	5%	4%	3%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	1%	—%	1%

Origination LTV and FICO for Portfolio - Regional Banking as of December 31, 2012	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	13%	23%	17%	9%
FICO score 720-739	1%	3%	3%	2%
FICO score 700-719	1%	3%	2%	2%
FICO score 660-699	2%	4%	3%	3%
FICO score 620-659	1%	2%	1%	1%
FICO score less than 620	—%	1%	—%	1%

Origination LTV and FICO for Portfolio - Non-Strategic as of December 31, 2012	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	9%	22%	15%	5%
FICO score 720-739	2%	6%	5%	2%
FICO score 700-719	2%	6%	5%	2%
FICO score 660-699	2%	5%	4%	3%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	—%	—%	1%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics							NCO’s %
Vintage	Balances ($B)	W/A Age (mo.)	CLTV	FICO		% Broker (b)	% TN	% 1st lien	QTD
pre-2003	$0.2	133	77%	710		17%	43%	32%	0.39%
2003	$0.3	114	75%	729		17%	32%	37%	0.41%
2004	$0.6	101	79%	725		30%	21%	27%	0.48%
2005	$0.8	89	81%	730		19%	17%	16%	1.12%
2006	$0.7	78	78%	733		6%	22%	18%	1.83%
2007	$0.8	66	80%	738		15%	25%	18%	1.25%
2008	$0.4	55	75%	746		8%	72%	51%	0.34%
2009	$0.2	43	72%	751		—%	86%	59%	0.21%
2010	$0.3	29	80%	750		—%	92%	73%	0.05%
2011	$0.5	17	77%	760		—%	89%	86%	0.04%
2012	$0.9	6	76%	764		—%	89%	91%	—%
Total	$5.7	61	78%	742	(c)	11%	49%	45%	0.68%

(a)	For purposes of this disclosure, consumer real estate portfolio includes $402.4 million of restricted real estate loans and secured borrowings.
(b)	Correspondent and Wholesale.
(c)	742 average portfolio origination FICO; 733 weighted average portfolio FICO (refreshed).

Permanent Mortgage Portfolio: $0.8 Billion (4.6% of Total Loans) (a) (b) (c)

	Loan-to-Value
	<= 60%	60% - <=80%	80% - 90%	>90%
Origination LTV for Portfolio as of December 31, 2012:	19%	71%	5%	5%

Top 10 States as of December 31, 2012:	Del. %	% OS
California	0.92%	25%
Texas	9.53%	9%
Washington	5.39%	8%
Virginia	1.64%	6%
Maryland	1.36%	5%
Arizona	5.99%	4%
North Carolina	8.64%	3%
Oregon	11.71%	3%
Tennessee	5.48%	3%
Florida	13.34%	3%

(a)	For purposes of this disclosure, permanent mortgage portfolio includes $13.2 million of restricted real estate loans.
(b)	Documentation type: 71% full doc; 24% stated; 5% other.
(c)	Product type: 71% jumbo; 12% Alt A; 17% other.

FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly, Unaudited

(Thousands)	4Q12	3Q12	2Q12	1Q12	4Q11
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,509,206	$2,531,888	$2,514,406	$2,674,173	$2,684,637
Less: Noncontrolling interest (a)	295,165	295,165	295,165	295,165	295,165

(B) Total common equity	$2,214,041	$2,236,723	$2,219,241	$2,379,008	$2,389,472
Less: Intangible assets (GAAP) (b)	156,942	157,921	158,901	159,880	159,902

(C) Tangible common equity (Non-GAAP)	$2,057,099	$2,078,802	$2,060,340	$2,219,128	$2,229,570
Less: Unrealized gains on AFS securities, net of tax	55,250	63,923	63,679	67,077	67,069

(D) Adjusted tangible common equity (Non-GAAP) (c)	$2,001,849	$2,014,879	$1,996,661	$2,152,051	$2,162,501

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$25,520,140	$25,739,830	$25,492,955	$25,678,969	$24,789,384
Less: Intangible assets (GAAP) (b)	156,942	157,921	158,901	159,880	159,902

(F) Tangible assets (Non-GAAP)	$25,363,198	$25,581,909	$25,334,054	$25,519,089	$24,629,482

Period-end Shares Outstanding
(G) Period-end shares outstanding	243,598	247,134	248,810	252,667	257,468

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$2,638,286	$2,641,392	$2,626,688	$2,841,064	$2,850,452
Less: Noncontrolling interest - FTBNA preferred stock (a) (f)	294,816	294,816	294,816	294,816	294,816
Less: Trust preferred (g)	200,000	200,000	200,000	200,000	200,000

(I) Tier 1 common (Non-GAAP)	$2,143,470	$2,146,576	$2,131,872	$2,346,248	$2,355,636

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$20,211,000	$20,082,979	$20,022,430	$19,783,405	$20,026,412

Ratios
(C)/(F) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	8.11%	8.13%	8.13%	8.70%	9.05%
(A)/(E) Total equity to total assets (GAAP)	9.83%	9.84%	9.86%	10.41%	10.83%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.44	$8.41	$8.28	$8.78	$8.66
(B)/(G) Book value per common share (GAAP)	$9.09	$9.05	$8.92	$9.42	$9.28
(I)/(J) Tier 1 common to risk weighted assets (Non-GAAP) (d)	10.61%	10.69%	10.65%	11.86%	11.76%
(H)/(E) Tier 1 capital to total assets (GAAP) (d)	10.34%	10.26%	10.30%	11.06%	11.50%
(D)/(J) Adjusted tangible common equity to risk weighted assets (Non-GAAP) (“TCE/RWA”) (c) (d)	9.90%	10.03%	9.97%	10.88%	10.80%

Net interest income adjusted for impact of fully taxable equivalent (“FTE”) (Non-GAAP)
Regional Banking
Net interest income (GAAP)	$153,133	$150,352	$147,826	$146,681	$150,199
FTE adjustment	1,645	1,555	1,580	1,493	1,510

Net interest income adjusted for impact of FTE (Non-GAAP)	$154,778	$151,907	$149,406	$148,174	$151,709

Capital Markets
Net interest income (GAAP)	$4,252	$4,759	$5,613	$5,684	$5,527
FTE adjustment	186	175	160	140	106

Net interest income adjusted for impact of FTE (Non-GAAP)	$4,438	$4,934	$5,773	$5,824	$5,633

Corporate
Net interest income (GAAP)	$(8,204)	$(5,294)	$(4,732)	$(5,334)	$(4,366)
FTE adjustment	11	22	16	26	34

Net interest income adjusted for impact of FTE (Non-GAAP)	$(8,193)	$(5,272)	$(4,716)	$(5,308)	$(4,332)

Non-Strategic
Net interest income (GAAP)	$21,417	$23,648	$23,968	$24,898	$27,517
FTE adjustment	—	—	—	—	—

Net interest income adjusted for impact of FTE (Non-GAAP)	$21,417	$23,648	$23,968	$24,898	$27,517

Total Consolidated
Net interest income (GAAP)	$170,598	$173,465	$172,675	$171,929	$178,877
FTE adjustment	1,842	1,752	1,756	1,659	1,650

Net interest income adjusted for impact of FTE (Non-GAAP)	$172,440	$175,217	$174,431	$173,588	$180,527

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
(c)	See Glossary of Terms for definition of ratio.
(d)	Current quarter is an estimate.
(e)	Defined by and calculated in conformity with bank regulations.
(f)	Represents FTBNA preferred stock included in noncontrolling interest.
(g)	Included in Term borrowings on the Consolidated Balance Sheet.

FHN GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Common shareholders’ equity excluding intangible assets and unrealized gains/losses on available-for-sale securities divided by risk weighted assets.

Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.

Discharged Bankruptcies: Secured loans discharged in bankruptcy. Such loans that have not been reaffirmed by the borrower are charged down to estimated collateral value less disposition costs (net realizable value).

Lower of Cost or Market (“LOCOM”): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.

Restricted Real Estate Loans and Secured Borrowings: Restricted loans are assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary. Line item also includes loans from nonconsolidated variable interest entities that did not qualify for sale treatment. Such loans secure borrowings that are classified as term borrowings.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Voluntary separation program (“VSP”): A program launched in October 2012 applicable to selected employees primarily in functions not managing customer relations.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

First Horizon National Corporation Fourth Quarter 2012 Earnings January 18, 2013

2 Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “believe”,”expect”,”anticipate”,”intend”,”estimate”, “should”,”is likely”,”will”,”going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Successful Execution: 2012 Accomplishments

Optimize Business Mix for Profitability & Returns	▪ Consolidated period end loan growth of 2%, despite Non-Strategic run-off of 17% ▪ Regional Banking average loans up 10% and average core deposits up 11% ▪ Regional Banking pre-provision net revenue at $283mm, up 7%[1] ▪ Capital Markets fixed income average daily revenues at $1.2mm ▪ Net charge-offs declined 43% ▪ Nonperforming assets down 20%
Improve Productivity & Efficiency	▪ Mortgage repurchase provision of $0 in 2H12 – Existing reserve still expected to cover losses from Fannie and Freddie pending and projected repurchase requests ▪ Achieved ~$1B annualized level of consolidated expenses by the end of 2012,a 22% or $282mm reduction from the 4Q10 annualized level[2] ▪ Regional Banking revenue per FTE of $267k, up 9% from $245k
Deploy Capital In Disciplined Manner[3]	▪ Tier 1 ratio at 13.1% ▪ Tier 1 Common at 10.6% ▪ TCE/TA at 8.1% ▪ Repurchased $175mm of common stock since October 2011 – 20.4 million shares at a volume weighted average price of $8.56 per share[4]

FIRST HORIZON NATIONAL CORPORATION

All data is 2012Y compared to 2011Y unless otherwise noted. [1]Pre-tax pre-provision net revenue is a non-GAAP number and a reconciliation is provided on slide 8. [2]Expenses are quarter annualized, excludes restructuring expense, and are non-GAAP numbers. A reconciliation is provided in the appendix. [3]Tier 1 and Tier 1 Common: current quarter is estimate; Tier 1 Common and TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix. [4]Does not include $0.03 broker commission paid.

3

Current Relative Positioning: Core Businesses Continue to Improve Key Profitability Drivers



Core Businesses[1]
Returns
ROTCE[2]
13.3%
12.3%
ROA[2]
1.14%
0.91%
Key Bonefish Metrics
NIM[2]
3.33%
3.57%
NCO %[2]
0.40%
0.36%
Fee Income %
49%
31%
Efficiency Ratio
82%
62%

- Capital ratios remain above normalized Bonefish capital levels

- NII benefiting from C&I loan growth
- Significant latent income embedded in balance sheet

- In line with long-term Bonefish targets

- Capital Markets significant differentiator vs peers
- In line with long-term Bonefish targets

- Near term revenues muted by low rate environment
- Executed on $139mm of cost reductions over last two years; Additional $50mm reduction targeted

FIRST HORIZON NATIONAL CORPORATION

FHN In Line / Favorable

FHN Unfavorable

Peer Median[3]

Data as of 4Q12, unless otherwise noted.
[1]Core Businesses include Regional Banking, Capital Markets, and Corporate segments. All core data is non-GAAP.
[2]ROTCE, ROA, NIM, and NCO / Average Loans are annualized. ROTCE is a non-GAAP number.
All non-GAAP numbers are reconciled in the appendix. [3]Peers defined in appendix as of 3Q12.

4

Financial Results 5

Financial Highlights

4Q12 net income available to common shareholders of $41mm and diluted EPS of $0.17

2012 net loss available to common shareholders of $28mm and diluted EPS of $(0.11)

Includes 2Q12 addition of $250mm to mortgage repurchase reserve and still expected to cover losses from Fannie and Freddie pending and projected repurchase requests

4Q12 Significant Items:

Significant Item Pre-Tax Amount After Tax EPS Impact1

Restructuring, repositioning, and efficiency

initiatives; Primarily employee compensation, $(18.7)mm $(0.05)

incentives, and benefits related to a targeted

voluntary separation program

Pre-tax valuation adjustment related to an $(4.7)mm $(0.01)

equity investment

Pre-tax loss accrual related to $(4.3)mm $(0.01)

pending legal matters

Significant Item Amount EPS Impact1

Tax benefits; Realized $17.0 million of tax

benefits mostly related to a decrease in

unrecognized tax benefits resulting from the $17.0mm $0.07

expiration of statutes and from audit settlements

and subsidiary liquidations

1EPS impacts are non-GAAP and a reconciliation is provided in the appendix.

Consolidated Financial Results Net income available to common shareholders up 58% to $41mm, with diluted EPS of $0.17 Core Businesses’ net income up 13% to $59mm1 Total revenues, excluding securities loss, at $322mm down 4.5% Regional Banking revenues up 1% from higher NII Capital Markets revenues down 10% from lower fixed income activity Total noninterest expense down 13% from 4Q11 Total provision at $15mm Net charge-offs at $20mm, down 75% 4Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on loan level data obtained from new appraisals 3Q12 included $40mm of charge-offs related to bankruptcies per implementation of regulatory guidance in 3Q12 Total average loans flat at $16.4B Regional Banking total average loans up 1% Non-Strategic total average loans down 5% Net interest margin at 3.09%, down 6bps Decline due to lower yield on investment securities portfolio, a reduction in loan yields, and higher cash balances 7 Numbers and percentages may not add to total due to rounding. All data is 4Q12 compared to 3Q12 unless otherwise noted. 1Core Businesses include Regional Banking, Capital Markets, and Corporate segments. Core Businesses’ net income is a non-GAAP number and reconciliation is provided in the appendix. 2Pre-tax pre-provision net revenue is a non-GAAP number and is reconciled to pre-tax income in the table. 3NIM is annualized. Linked Quarter Comparison

Strength in Core Businesses: Regional Banking

Linked Quarter Comparison

- Pre-tax pre-provision net revenue up 1% to $74mm[1]
- Total revenues up 1%
  - Net interest income up 2% from higher loan balances
  - Fee income flat due to decline in debit card, mortgage, and insurance income offset by increase in NSF and cash management fees, brokerage fees and bank card fees
- Expenses up 2% primarily from a seasonal increase in advertising expense

2012 vs 2011 Comparison

- Pre-tax pre-provision net revenue up 7% to $283mm[1]
- Total revenues up 3%
  - Net interest income up 6% from higher loan balances
  - Fee income down mostly due to a decline in debit card income
- Expenses flat to 2011

Regional Banking	4Q12	3Q12	2012	2011	% ? LQ	% ? YOY
Income Statement *($ in millions)*						
Net interest income	$153	$150	$598	$562	2%	6%
NSF/overdraft fees	$14	$13	$50	$53	4%	(5)%
Cash mgmt fees	$9	$9	$36	$37	2%	(3)%
Debit card income	$2	$3	$10	$23	(9)%	(54)%
Other	$39	$39	$156	$154	(1)%	1%
Noninterest income	$64	$64	$253	$267	0%	(5)%
Total revenues	$217	$214	$851	$829	1%	3%
Noninterest expense	$144	$141	$568	$565	2%	0%
Pre-tax pre-provision net revenue[1]	$74	$73	$283	$264	1%	7%
Loan loss provision	($1)	$3	($1)	($62)	NM	NM
Pre-tax income	$75	$70	$284	$325	7%	(13)%
Taxes	$27	$25	$103	$120	7%	(14)%
Net income	$48	$45	$181	$206	7%	(12)%
Balance Sheet *($ in billions)*						
Total average loans	$12.4	$12.2	$12.0	$10.9	1%	10%
Total average deposits	$15.0	$14.9	$14.9	$13.5	1%	11%
Loan yield	3.83%	3.88%	3.89%	3.98%		
Deposit rate	0.30%	0.34%	0.35%	0.50%		
Bonefish Ratios						
ROA[2]	1.4%	1.4%	1.4%	1.8%		
NIM[2]	4.95%	4.92%	5.03%	5.18%		
NCOs / average loans[2]	0.41%	0.55%	0.49%	0.92%		
Fee income / revenue	29%	30%	30%	32%		
Efficiency ratio	66%	66%	67%	68%		

Numbers may not add to total due to rounding. YOY percent change is 2012 vs 2011.
[1]Pre-tax pre-provision net revenue is a non-GAAP number and is reconciled to pre-tax income in the table.
[2]ROA, NIM, and NCO / Average Loans for 4Q12 and 3Q12 are annualized.

FIRST HORIZON NATIONAL CORPORATION
8

9 Average loans up 1% linked quarter Commercial loans up 1% Consumer loans up 3% Average loans up 10% from 2011 to 2012 Commercial loans up 9% Consumer loans up 11% Average core deposits up 1% linked quarter and 11% from 2011 to 2012 Strength in Core Businesses: Regional Banking Balance Sheet (CHART) Regional Banking Yields and Rates 400bps Numbers/percentages may not add due to rounding. 1Spread is loan yield minus deposit rate. (CHART) Regional Banking Commercial Loan Pipeline & Fundings Regional Banking Total Average Loans & Deposits Regional Banking Total Average Loans & Deposits $2.1B $16B 11% 10%

Strength in Core Businesses: Capital Markets 10 Pre-tax income down 9% Expenses down 11% mostly due to decreased variable compensation from lower revenues Total revenues down 10% Fixed income ADR of $1.1mm vs $1.2mm Revenues being driven more heavily by depository customers vs non-depositories Non-depository demand is somewhat muted due to low interest rate levels Linked Quarter Comparison Numbers may not add to total due to rounding. YOY percent change is 2012 vs 2011. All data is 4Q12 compared to 3Q12 unless otherwise noted. 1ROA is annualized for 4Q12 and 3Q12. 2012 vs 2011 Comparison Fixed income ADR of $1.2mm vs $1.3mm Total revenue down 6% from lower fixed income activity Expenses down 18% 2011 included a $37mm litigation settlement expense Variable compensation declined due to lower revenues ROA of 2.5% in 2012

Improving Productivity and Efficiency 11 Achieved ~$1B annualized level of consolidated expenses by the end of 2012, a 22% or $282mm reduction from the 4Q10 annualized level1 Total Consolidated Noninterest Expense1 (CHART) $1.4B Numbers/percentages may not add due to rounding. 1Expense is quarter annualized, excludes restructuring expense, and are non-GAAP numbers. A reconciliation is provided in the appendix. -22% $139mm of identified cost savings in 2012, in addition to expected reduction in future Non-Strategic expenses over the long-term Of the $139mm, $137mm annualized impact in 4Q12 run rate Now targeting an additional $50mm of efficiencies to be executed by year-end 2013 Restructuring charges taken in 4Q12 should provide on going cost saves Near-term benefit from lower pension related expenses in 2013

Agency Mortgage Repurchase-Related Expenses

- 4Q12 mortgage repurchase provision expense of $0
- Received update of data in December from Fannie and still expect future repurchase provision to be immaterial
- Pipeline declined 25% linked quarter, and down 13% year over year to $334mm
- New requests declined by 36% linked quarter
- Resolutions up 10% linked quarter
- Cumulative average rescission rate of 45-55%
- Average loss severity of 50-60%
- Sold mortgage origination platform in August 2008

Total Pipeline of Repurchase Requests[1]



$500mm
$400
$300
$200
$100
$0
4Q11
1Q12
2Q12
3Q12
4Q12
Fannie New Requests
Freddie New Requests
Other New Requests
Resolved
Pipeline

GSE Loans Sold

Realized Losses through 4Q12	~$518mm
Remaining Reserve at 12/31/12	$232mm
Cumulative Total Losses plus Reserve	~$750mm
4Q12 Provision	$0mm
Total GSE Loans Sold 2005-08	$57.6B
Aggregate Expected Loss Ratio	1.3%

Mortgage Repurchase Reserve

($ in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Beginning Balance	$169	$165	$161	$360	$292
Net Realized Losses	$(49)	$(53)	$(51)	$(68)	$(60)
Provision	$45	$49	$250	$0	$0
Ending Balance	$165	$161	$360	$292	$232

FIRST HORIZON NATIONAL CORPORATION

Data as of 4Q12. Numbers may not add due to rounding.

[1] Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review, both of which could occur on the same loan. Excludes MI cancellation notices that have been reviewed and coverage has been lost. MI cancellations that have resulted in lost coverage are included in management's assessment of the adequacy of repurchase reserves.

12

13 Successful Execution: Asset Quality Trends Continue to Improve 4Q12 net charge-offs of $20mm NCOs down 75% linked quarter and 74% vs 4Q11 4Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on loan level data obtained from new appraisals 3Q12 included $40mm of charge-offs related to bankruptcies per implementation of regulatory guidance in 3Q12 Regional Banking NCOs down $19mm or 60% from 4Q11 Non-Strategic NCOs down $36mm or 84% since 4Q11 NPAs down 7% linked quarter and down 20% year over year Reserves for loan losses decreased $5mm linked quarter to $277mm or 1.66% of period end loans Reserves and Net Charge-Offs Numbers may not add due to rounding. Data as of 4Q12, unless otherwise noted. 13Q12 had $40mm of charge-offs related to bankruptcies per recently issued guidance. 24Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on loan level data obtained from new appraisals. 24Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on loan level data obtained from new appraisals. 24Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on loan level data obtained from new appraisals. 24Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on loan level data obtained from new appraisals. 24Q12 charge-offs reflect lower loss estimate for discharged bankruptcies based on loan level data obtained from new appraisals. $100mm Incremental Charge-offs Associated with Bankruptcies1 $40

14 Successful Execution: Non-Performing Assets Decline Non-Performing Assets NPAs down $31mm or 7% linked quarter and down 20% or $102mm year over year to $419mm NPA % at 1.84% in 4Q12 vs 2.57% in 4Q11 NPL levels down 6% linked quarter and down 17% year over year Commercial NPLs declined 22% linked quarter and down 39% year over year NPL % at 1.60% vs 2.16% in 4Q11 Commercial NPL upgrades to accrual and resolutions/ payments increased ORE declined 17% linked quarter NPL Activity from Commercial and OTC ORE Activity1 Numbers may not add due to rounding. 1ORE excludes foreclosed real estate from government insured loans. (CHART) $1.0B (4)% (7)% (9)% (2)% (11)% (9)% 2% (9)% (22)% (2)%

15 Building Long-Term Earnings Power: FHNC Bonefish – Long-Term Targets 4Q12 Consolidated 4Q12 Core1 Long-Term Targets ROTCE2 7.74% 13.33% 15.00 – 20.00% ROA2 0.69% 1.14% 1.25—1.45% NIM2 3.09% 3.33% 3.50—4.00% Tier 1 Common3 10.61% 8.00 – 9.00% NCO / Average Loans2 0.48% 0.40% 0.30—0.70% Fee Income / Revenue 47% 49% 40—50% Efficiency Ratio 84% 82% 60—65% 1Core Businesses include Regional Banking, Capital Markets, and Corporate segment. Certain core data is non-GAAP and a reconciliation is provided in the appendix. 2ROTCE, ROA, NIM, and NCO / Average Loans are annualized. ROTCE is a non-GAAP number, and a reconciliation is provided in the appendix. 3Tier 1 Common: current quarter is an estimate and a non-GAAP number, and a reconciliation is provided in the appendix.

FHN Is Well Positioned For Long-Term Earnings Power 16 Building a Foundation for Long-Term Earnings Power FHN is successfully executing on key priorities: Controlling what we can control Differentiated core businesses Expense leverage from efficiency initiatives Managing mortgage repurchase risk Improving asset quality Capital flexibility

Appendix 17

18 4Q12 Credit Quality Summary by Portfolio Numbers may not add to total due to rounding. Data as of 4Q12.

19 19 C&I Portfolio Consolidated C&I Portfolio TRUPs and Bank-Related Loans 4Q11 charge-offs included $21mm charge-off from one bank-related relationship C&I: Period End Loans to Mortgage Companies Data as of 4Q12. Numbers may not add to total due to rounding. 1Reserve coverage includes $34.2mm of LOCOM on TRUPs. 2Net of LOCOM. (CHART) $2.0B $8.8B portfolio, diversified by industry, managed primarily in Regional Banking Net charge-offs down 4% linked quarter to $5mm C&I consolidated reserves of 1.09% at 12/31/12 $551mm balances in TRUPs and bank-related loans $290mm whole-loan TRUPs to banks $156mm whole-loan TRUPs to insurance companies $105mm loans to bank holding companies and loans secured by bank stock Reserve coverage of 9.57%1 Seven TRUPs totaling $53mm on deferral at 12/31/122

20 Income CRE Portfolio Performance Period end balances of $1.1B Proactively managing problem projects and maturities to regulatory standards Do not capitalize interest and do not fund interest on distressed properties Net charge-offs down 62% linked quarter to $0.9mm Reserves of 1.43% at 12/31/12 Continued improvement and stabilization Loan Type NPLs By Product Type2 Collateral Type Numbers may not add to total due to rounding. Data as of 4Q12. 1Net charge-offs are annualized. 2NPLs as a percentage of each portfolio. 3”Other” includes Non-Owner Occupied Single Family Residential and Multi-Use Projects. (CHART) Land Other3 Office Multi-Family Industrial Retail Hospitality 21.0% 10.2% 2.4% 1.1% 0.9% 0.7% 0.0%

21 Home Equity: Performance and Characteristics Portfolio Characteristics Geographic Distribution 30+ Delinquency: Key Drivers Data as of 4Q12. Numbers and percentages may not add due to rounding. All charts and graphs include $402mm of restricted and secured consumer real estate loans. FICO Score-Origination Lien Position Channel (CHART) (CHART) 57% % of portfolio 12% 12% 13% 6% (CHART) 88% 12% % of portfolio (CHART) 45% 55% % of portfolio

(CHART) 22 Consumer Real Estate Portfolio 30+ Delinquency Net Charge-Offs Non-Strategic Portfolio Run-Off All charts and graphs include $402mm of restricted and secured consumer real estate loans. 1Source: McDash industry data as of October 2012. 23Q12 includes $38mm of charge-offs related to regulatory guidance on discharged bankruptcies 4Q12 reflects lower loss estimate for discharged bankruptcies based on loan-level data obtained from new appraisals in 4Q12. (CHART) Industry1 = 6.54% Industry1 = 6.54% $4B $662 $35 $31 $30 $75mm $102

Mortgage Repurchases: Origination and Loan Characteristics

Agency and Pipeline

- ~$70B of Agency originations from 2005 to 2008
- Received ~$2.1B[1] of Agency-related repurchase requests to date or 3.0% of originations
- Represent 99% of all active repurchase/make whole requests in pipeline at 12/31/12[2]
- Pipeline of requests at $334mm in 4Q12 down 25% from $446mm in 3Q12
  - $264mm of Agency-related repurchase claims
  - $33mm of mortgage insurer-related cancellations
  - $3mm of non-Agency whole loan-related claims
  - $34mm of other non-repurchase requests

Other Whole Loan Sales/Non-Agency

- Represent 1.0% of all active repurchase/make whole requests in 4Q12 pipeline
- Some non-agency FHN loans were bundled with other companies' loans and securitized by the purchasers
  - A trustee for a bundler has commenced a legal action seeking repurchase of FHN loans
  - Certain purchasers have requested indemnity related to FHN loans included in their securitizations
  - Loan file review process regarding certain bundled FHN loans has been initiated

Agency Originations



$25B
$20
$15
$10
$5
$0
2005
2006
2007
2008
FNMA ("Fannie")
FHLMC ("Freddie")
GNMA("Ginnie")

FIRST HORIZON NATIONAL CORPORATION

[1]Requests include MI cancellation notices.
[2]Agencies account for 99.0% of all actual repurchase/make-whole requests in the pipeline as of 4Q12 and 93.3% of the active pipeline inclusive of PMI cancellation notices and all other claims.

23

24 New Agency Repurchase Requests by Vintage Total Pipeline by Vintage1 Numbers may not add due to rounding. Data as of 4Q12. 1Requests reflect pipeline as of each respective quarter end. Mortgage Repurchase-Related Expenses (CHART) $300mm (CHART) $500mm Fannie Freddie Total GSE Loans Sold Ginnie Loans Sold Total Agency Loans Sold Total Demands (Request Rate) Resolved Cumulative Average Rescission Rate Average Loss Severity Originations: 2005-2008 Amount $39.6B $18.0B $57.6B $11.9B $69.5B $2.1B / 3.0% $1.9B 45—55% 50—60%

Private Label Securitization Exposure Manageable

Key Points

- Originated and securitized $27B of First Horizon branded private label mortgages from 2005-2007
- If any private label securitization (PLS) losses occur, they should be significantly less than the GSE experience
  - More limited reps and warranties
  - Statutes of limitations
    - 100% of active PLS are older than 5 years, with 78% older than 6 years
- Strong relative performance vs industry cohorts
  - No subprime securitizations
  - Smaller average securitization size

Repurchase Risk Differs For Private Label vs GSEs

- Most private label reps and warranties are not as comprehensive as GSE whole-loan reps and warranties
- More difficult for most non-agency investors to access loan files
- Generally requires a coordinated investor effort to compel trustees to investigate and pursue repurchase claims
- Investor interests are not necessarily aligned
- Trustee may initiate loan review and repurchase process on its own

Origination Mix


FHN
Jumbo
35%
Alt-A
65%
Industry[1]
Subprime
41%
Alt-A
43%
Jumbo
16%

Average Deal Size: $342mm $891mm

Securitization Performance[2]


60 Day+ Delinquencies
6%
94%
Cumulative Loss
31%
69%
Outperforming Industry Cohort
Underperforming Industry Cohort

FIRST HORIZON NATIONAL CORPORATION

All data refers to the active 2005-2007 FHN branded private securitizations, unless otherwise noted. Data as of November 2012 with December remits.
Source for all data, except where noted, is LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis. Cohort (Industry) = Loans of similar type/vintage relevant reference group.
[1]Industry source: KDS Global. Includes all deals from 2005-2007.
[2]Performance determined by comparing 60D+ and Cumulative Loss ratios at the deal level. 60D+ balances are current UPB. Cumulative loss balances are original UPB.

25

First Horizon Branded Private Mortgage Securitizations: Delinquencies and Cumulative Losses

Jumbo 60+ Day Delinquencies


18%
12%
6%
0%
2005
2006
2007

Alt-A 60+ Day Delinquencies


35%
28%
21%
14%
7%
0%
2005
2006
2007

13%	8%	12%	34%	22%	10%

Vintage Remaining Balance / Total 2005-2007 Current Jumbo and Alt-A Balances

Jumbo Cumulative Losses


8%
6%
4%
2%
0%
2005
2006
2007

Alt-A Cumulative Losses


20%
16%
12%
8%
4%
0%
2005
2006
2007

15%	9%	11%	34%	23%	8%

Vintage Original Balance / Total 2005-2007 Original Jumbo and Alt-A Balances

FIRST HORIZON NATIONAL CORPORATION

■ FHN ■ Industry[1]

Numbers and percentages may not add to total due to rounding. Data as of November 2012 with December Remits.
Data source: LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis. FHN has not verified the data accuracy.
[1]Cohort (Industry) = Loans of similar type/vintage relevant reference group.
Supplemental private securitization data provided on FHN's website at ir.fhnc.com.

26

FHFA Litigation Securitizations FHFA Litigation Certificate Breakdown FHFA Litigation Certificate Breakdown Numbers and percentages may not add to total due to rounding. Data source: December 2012 Trustee Reports and the FHFA lawsuit filed on 9/2/11. 1In April 2007, the GSEs purchased the remaining $161mm of UPB in the FHAMS 2005-AA12 IIA1 tranche, as reported in the FHFA lawsuit. This tranche had an origination balance of $213mm. 260D+ Delinquent defined as a delinquency status of 60 days or more and also bankruptcies, foreclosures and REO in such status for 60 days or more. 27 $1.0B $874mm* *The original balance related to the FHFA lawsuit is $874mm, plus an additional $9mm of cost over par, totaling $883mm

Non-FHFA Litigation Securitizations Non-FHFA Litigation Certificate Breakdown Non-FHFA Litigation Certificate Breakdown 28 $661mm Numbers & percentages may not add to total due to rounding. Data source: December 2012 Trustee Reports. 1FHLB Chicago purchased only $85mm of the $131mm tranche as stated in the complaint. 2The complainants only purchased a portion of these tranches. Original UPB estimated based on the purchase price stated in the complaints. All other metrics prorated based on the ratio of purchase price to the total original UPB of the entire tranche. 360D+ Delinquent defined as a delinquency status of 60 days or more and also bankruptcies, foreclosures and REO in such status for 60 days or more. 4Royal Park is asking for indemnification on $100mm of the $191mm tranche as stated in the indemnification request.

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net interest income adjusted for impact of FTE, assets, noninterest expense, revenue & various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) & is reconciled to GAAP information below. 29 Numbers may not add to total due to rounding.

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of tangible assets, tangible common equity, tier 1 common capital, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. 30 Numbers may not add to total due to rounding. 1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate.

Reconciliation to GAAP Financials

Slides in this presentation use non-GAAP information of tangible common equity, net income, and various ratios using those measures. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

Core Businesses Return On Tangible Common Equity *($ in millions)*	**4Q12**
Total FHN Risk Weighted Assets Estimate[1] (Regulatory GAAP)	$20,211
Less: Non-Strategic Risk Weighted Assets Estimate[1] (Regulatory Non-GAAP)	$4,030
Total Core Businesses[2] Risk Weighted Assets Estimate (Non-GAAP)	$16,181
Total FHN Tangible Common Equity (Non-GAAP)	$2,091
Less: Non-Strategic Allocated Tangible Common Equity at 10.61%[3] (Non-GAAP)	$428
Total Core Businesses[2] Tangible Common Equity (Non-GAAP)	$1,663
FHN Net Income to Common (GAAP)	$41
Core Businesses[2] Net Income to Common (Non-GAAP)	$56
FHN Return on Tangible Common Equity (Non-GAAP)	7.74%
Core Businesses[2] Return on Tangible Common Equity (Non-GAAP)	13.33%

Core Businesses Net Income Available to Common	**4Q12**
Corporate Net Income (GAAP)	($1)
Less: Corporate Non-controlling Interest (GAAP)	$3
Corporate Net Income Available to Common (Non-GAAP)	($4)
Regional Banking Net Income (GAAP)	$48
Capital Markets Net Income (GAAP)	$12
Core Businesses[2] Net Income Available to Common (Non-GAAP)	$56

Return on Tangible Common Equity *($ in millions)*	**4Q12**
Average Common Equity (GAAP)	$2,248
Intangibles (GAAP)	$157
Tangible Common Equity (Non-GAAP)	$2,091
Net Income Available to Common Shareholders (GAAP)	$41
Annualized Return on Tangible Common Equity (Non-GAAP)	7.74%

FIRST HORIZON NATIONAL CORPORATION

Numbers may not add to total due to rounding.
[1]Estimated by applying risk based capital regulations to period end assets.
[2]Core Businesses include the Regional Banking, Capital Markets, and Corporate segments.
[3]Applies the consolidated Tier 1 Common ratio of 10.61% to the Non-Strategic risk weighted assets.

31

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net income, diluted shares, assets, net interest income, net charge-offs, average loans, fee income, revenue & various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) & reconciled to GAAP information below. 32 Numbers may not add to total due to rounding. 1ROA and Net Charge-offs / Average loans are annualized.

33 Peer Group